                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT

                                 consisting of a

                                  $580,000,000
                          Tranche B Term Loan Facility

                                      and a

                                  $300,000,000
                            Revolving Credit Facility

                                   dated as of

                               February 24, 2005,

                                      among

                      SELECT MEDICAL HOLDINGS CORPORATION,
                                   as Holdings

                           SELECT MEDICAL CORPORATION,
                                 as the Borrower

                   The Lenders Party Hereto from Time to Time

                           JPMORGAN CHASE BANK, N.A.,
                  as Administrative Agent and Collateral Agent

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                              as Syndication Agent

                                       and

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                                       and

                                   CIBC INC.,
                           as Co-Documentation Agents
                           ---------------------------

                           J.P. MORGAN SECURITIES INC.

                                       and

                         WACHOVIA CAPITAL MARKETS, LLC,
                   as Co-Lead Arrangers and Joint Bookrunners

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
                                   as Arranger

                                     676356

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
                                    ARTICLE I

                                   Definitions

SECTION 1.01.     Defined Terms.................................................     2
SECTION 1.02.     Classification of Loans and Borrowings........................    28
SECTION 1.03.     Terms Generally...............................................    28
SECTION 1.04.     Accounting Terms; GAAP........................................    28
SECTION 1.05.     Specified Transactions........................................    29

                                   ARTICLE II

                                   The Credits

SECTION 2.01.     Commitments...................................................    29
SECTION 2.02.     Loans and Borrowings..........................................    29
SECTION 2.03.     Requests for Borrowings.......................................    30
SECTION 2.04.     Swingline Loans...............................................    30
SECTION 2.05.     Letters of Credit.............................................    31
SECTION 2.06.     Funding of Borrowings.........................................    35
SECTION 2.07.     Interest Elections............................................    36
SECTION 2.08.     Termination and Reduction of Commitments......................    37
SECTION 2.09.     Repayment of Loans; Evidence of Debt..........................    37
SECTION 2.10.     Amortization of Tranche B Term Loans..........................    38
SECTION 2.11.     Prepayment of Loans...........................................    39
SECTION 2.12.     Fees..........................................................    41
SECTION 2.13.     Interest......................................................    42
SECTION 2.14.     Alternate Rate of Interest....................................    42
SECTION 2.15.     Increased Costs...............................................    43
SECTION 2.16.     Break Funding Payments........................................    44
SECTION 2.17.     Taxes.........................................................    44
SECTION 2.18.     Payments Generally; Pro Rata Treatment; Sharing of Setoffs....    45
SECTION 2.19.     Mitigation Obligations; Replacement of Lenders................    47
SECTION 2.20.     Incremental Extensions of Credit..............................    47

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.     Organization; Power...........................................    49
SECTION 3.02.     Authorization; Enforceability.................................    49
SECTION 3.03.     Governmental Approvals; No Conflicts..........................    49
SECTION 3.04.     Financial Condition; No Material Adverse Change...............    50
SECTION 3.05.     Properties....................................................    50
SECTION 3.06.     Litigation and Environmental Matters..........................    51
SECTION 3.07.     Compliance with Laws and Agreements...........................    51

                                                                                   Page
                                                                                   ----
SECTION 3.08.     Investment and Holding Company Status.........................    51
SECTION 3.09.     Taxes.........................................................    51
SECTION 3.10.     ERISA.........................................................    51
SECTION 3.11.     Disclosure....................................................    52
SECTION 3.12.     Subsidiaries..................................................    52
SECTION 3.13.     Insurance.....................................................    52
SECTION 3.14.     Labor Matters.................................................    52
SECTION 3.15.     Solvency......................................................    52
SECTION 3.16.     Senior Indebtedness...........................................    53
SECTION 3.17.     Reimbursement from Third Party Payors.........................    53
SECTION 3.18.     Fraud and Abuse...............................................    53

                                   ARTICLE IV

                                   Conditions

SECTION 4.01.     Effective Date................................................    54
SECTION 4.02.     Each Credit Event.............................................    57

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01.     Financial Statements and Other Information....................    58
SECTION 5.02.     Notices of Material Events....................................    59
SECTION 5.03.     Information Regarding Collateral..............................    60
SECTION 5.04.     Existence; Conduct of Business................................    60
SECTION 5.05.     Payment of Obligations........................................    60
SECTION 5.06.     Maintenance of Properties.....................................    60
SECTION 5.07.     Insurance.....................................................    60
SECTION 5.08.     Casualty and Condemnation.....................................    61
SECTION 5.09.     Books and Records; Inspection and Audit Rights................    61
SECTION 5.10.     Compliance with Laws..........................................    61
SECTION 5.11.     Use of Proceeds and Letters of Credit.........................    61
SECTION 5.12.     Additional Subsidiaries; Succeeding Holdings..................    61
SECTION 5.13.     Further Assurances............................................    62
SECTION 5.14.     Post Closing Matters..........................................    62

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.     Indebtedness; Certain Equity Securities.......................    62
SECTION 6.02.     Liens.........................................................    65
SECTION 6.03.     Fundamental Changes...........................................    66
SECTION 6.04.     Investments, Loans, Advances, Guarantees and Acquisitions.....    66
SECTION 6.05.     Asset Sales...................................................    69
SECTION 6.06.     Sale and Leaseback Transactions...............................    69
SECTION 6.07.     Swap Agreements...............................................    70
SECTION 6.08.     Restricted Payments; Certain Payments of Indebtedness.........    70

                                                                                   Page
                                                                                   ----
SECTION 6.09.     Transactions with Affiliates..................................    72
SECTION 6.10.     Restrictive Agreements........................................    73
SECTION 6.11.     Amendment of Material Documents...............................    74
SECTION 6.12.     Interest Expense Coverage Ratio...............................    74
SECTION 6.13.     Leverage Ratio................................................    75
SECTION 6.14.     Maximum Capital Expenditures..................................    76

                                   ARTICLE VII

                                Events of Default

SECTION 7.01.     Events of Default.............................................    77
SECTION 7.02.     Borrower's Right to Cure......................................    80
SECTION 7.03.     Exclusion of Immaterial Subsidiaries..........................    80

                                  ARTICLE VIII

                                   The Agents

SECTION 8.01.     The Agents....................................................    81

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01.     Notices.......................................................    82
SECTION 9.02.     Waivers; Amendments...........................................    83
SECTION 9.02A     Amendment Fees................................................    85
SECTION 9.03.     Expenses; Indemnity; Damage Waiver............................    86
SECTION 9.04.     Successors and Assigns........................................    87
SECTION 9.05.     Survival......................................................    89
SECTION 9.06.     Counterparts; Integration; Effectiveness......................    90
SECTION 9.07.     Severability..................................................    90
SECTION 9.08.     Right of Setoff...............................................    90
SECTION 9.09.     Governing Law; Jurisdiction; Consent to Service of Process....    90
SECTION 9.10.     WAIVER OF JURY TRIAL..........................................    91
SECTION 9.11.     Headings......................................................    91
SECTION 9.12.     Confidentiality...............................................    91
SECTION 9.13.     Interest Rate Limitation......................................    92
SECTION 9.14.     USA Patriot Act...............................................    92
SECTION 9.15.     Release of Collateral.........................................    92

SCHEDULES:

Schedule 1.01     --  Mortgaged Property
Schedule 2.01     --  Commitments
Schedule 2.05     --  Existing Letters of Credit
Schedule 3.05     --  Real Property
Schedule 3.12     --  Subsidiaries
Schedule 3.13     --  Insurance
Schedule 4.01     --  Local Counsel Jurisdictions
Schedule 5.14     --  Post-Closing Matters
Schedule 6.01     --  Existing Indebtedness
Schedule 6.02     --  Existing Liens
Schedule 6.04     --  Existing Investments
Schedule 6.09     --  Existing Transactions with Affiliates
Schedule 6.10     --  Existing Restrictions

EXHIBITS:

Exhibit A         --  Form of Assignment and Assumption
Exhibit B-1       --  Form of Opinion of Ropes & Gray LLP
Exhibit B-2       --  Form of Opinion of Local Counsel
Exhibit C         --  Form of Collateral Agreement
Exhibit D         --  Form of Perfection Certificate
Exhibit E         --  Form of Borrowing Request
Exhibit F         --  Form of Interest Election Request

            CREDIT AGREEMENT dated as of February 24, 2005, among SELECT MEDICAL HOLDINGS CORPORATION, a Delaware corporation, SELECT MEDICAL CORPORATION, a Delaware corporation, the LENDERS party hereto from time to time, JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent, WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent, and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, and CIBC INC., as Co-Documentation Agents.

            Pursuant to the Agreement and Plan of Merger dated as of October 17, 2004 (the "Merger Agreement"), by and among Select Medical Holdings Corporation, a Delaware corporation, EGL Acquisition Corp., a Delaware corporation ("MergerCo"), and Select Medical Corporation, a Delaware corporation (the "Borrower"), (a) MergerCo will merge with and into the Borrower (the "Merger"), with the Borrower surviving the Merger, (b) each outstanding share of common stock (other than shares held by shareholders who properly exercise appraisal rights and shares held by Holdings (as defined below) (including all shares previously held by Permitted Investors (as defined below) and contributed to Holdings)) of the Borrower will be converted into the right to receive $18.00 in cash, (c) options and warrants to acquire shares of common stock of the Borrower that are "in-the-money" will be canceled in exchange for a lump-sum payment based on the per-share merger consideration of $18.00 (the aggregate amount payable under clauses (b) and (c) together, the "Merger Consideration") and (d) shares of common stock of the Borrower owned by the Permitted Investors prior to the Merger in an aggregate amount of not less than $143,100,000 will be contributed to Holdings in return for shares of common stock of Holdings and shares of Qualified Preferred Stock (as defined below).

            Immediately prior to or substantially concurrently with the consummation of the Merger, (a) the Permitted Investors will contribute cash to Holdings in an aggregate amount of not less than $570,000,000 in exchange for shares of common stock of Holdings and shares of Qualified Preferred Stock; (b) Holdings will contribute the aggregate amount described in clause (a) to the Borrower as common equity in exchange for all the issued and outstanding Equity Interests (as defined below) of the Borrower (the steps described in clauses (a) and (b) of this paragraph together, the "Common Equity Contributions"); (c) certain of the Permitted Investors will purchase for cash Holdings Senior Subordinated Notes (as defined below) yielding gross proceeds of not less than $150,000,000; (d) Holdings will contribute the aggregate amount described in clause (c) to the Borrower as common equity (such contributions, together with the Common Equity Contributions, being referred to as the "Equity Contributions"); (e) the Borrower will obtain senior secured credit facilities having an aggregate principal amount of $880,000,000 pursuant to this Agreement;
(f) the Borrower will issue Senior Subordinated Notes (as defined below) in an aggregate principal amount of $660,000,000 either in a public offering or pursuant to Rule 144A under the Securities Act of 1933; (g) the Borrower and the Subsidiaries will repay all amounts outstanding under the Borrower's existing Credit Agreement dated as of September 22, 2000 (as amended, the "Existing Credit Agreement"), by and among the Borrower, certain of its subsidiaries, the banks and financial institutions named as lenders therein, The Chase Manhattan Bank, The Chase Manhattan Bank of Canada, Banc of America Securities, LLC and CIBC, Inc., and the Borrower will terminate all commitments thereunder and all liens in respect thereof shall be released; (h) the Borrower will consummate a debt tender offer and consent solicitation in respect of both the Borrower's 9-1/2% Senior Subordinated Notes due 2009 and the Borrower's 7-1/2% Senior Subordinated Notes due 2013 (together, the "Existing Subordinated Notes"), pursuant to which the Borrower will (i) repurchase at least a majority of each series of the Existing Subordinated Notes and (ii) amend the indentures governing the Existing Subordinated Notes (the "Existing Subordinated Notes Indentures") to eliminate all significant negative covenants in such Existing Subordinated Notes Indentures, all in accordance with the Offer to Purchase and Consent Solicitation Statement dated January 20, 2005, and the related Consent and Letter of Transmittal dated January 20, 2005 (the steps described in clauses
(i) and (ii) of this clause (h) together, the "Debt Tender Offers"); and (i) the Borrower and the Subsidiaries will pay all fees, expenses and other costs incurred in connection with the foregoing clauses (a) through (h) (together, the "Transaction Costs") in an aggregate amount not to exceed $133,100,000.

            The Borrower has requested that the Lenders extend credit in the form of (a) Tranche B Term Loans (as defined below) on the Effective Date (as defined below) in an aggregate principal amount not to exceed $580,000,000 and
(b) Revolving Loans, Swingline Loans and Letters of Credit (each as defined below) at any time and from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding not to exceed $300,000,000.

            The proceeds of the Tranche B Term Loans and any Revolving Loans borrowed on the Effective Date will be used by the Borrower on the Effective Date, solely (i) first, to pay the Transaction Costs, (ii) second, to pay all principal, interest, fees and other amounts outstanding under the Existing Credit Agreement, (iii) third, to repurchase the Existing Subordinated Notes tendered (and not withdrawn) pursuant to the Debt Tender Offers, including any premium payments associated therewith, and (iv) fourth, together with the Equity Contributions, cash on hand at the Borrower and the proceeds of the issuance of the Senior Subordinated Notes, to pay the Merger Consideration. The proceeds of Revolving Loans borrowed after the Effective Date, Swingline Loans and Letters of Credit will be used by the Borrower for working capital and general corporate purposes (including Permitted Acquisitions).

            The Lenders are willing to extend such credit to the Borrower, and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrower, on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "Acquisition Documents" means the Merger Agreement, the other agreements to be entered into in connection with the Merger, all schedules, exhibits and annexes to each of the foregoing and all side letters, instruments and agreements affecting the terms of any of the foregoing or entered into in connection therewith.

            "Additional Equity Offering" means any issuance by Holdings of its common stock to any person who is an employee or consultant of Holdings, the Borrower or any Subsidiary at the time of such offering and certain other Persons determined by the Borrower and as reasonably acceptable to the Administrative Agent; provided that (a) such offering shall be consummated not later than 180 days following the Effective Date, (b) any proceeds not applied as permitted in Section 6.08(a)(vii) shall be contributed to the Borrower as common equity, and (c) the aggregate Net Proceeds from all such offerings shall not exceed $20,000,000.

            "Additional Lender" has the meaning set forth in Section 2.20.

            "Additional Senior Debt" means unsecured Indebtedness of the Borrower (that may be guaranteed by those Subsidiaries that are Loan Parties) that (a) does not have a stated maturity date prior to the date that is 180 days after the Tranche B Maturity Date, (b) does not require any scheduled payment of principal (including pursuant to a sinking fund obligation) or amortization prior to the date that is 180 days after the Tranche B Maturity Date, (c) contains non-pricing terms (including covenants, events of default, remedies, redemption provisions and sinking fund provisions) no less favorable to the Lenders than the terms of the Senior Subordinated Notes (it being understood that such Indebtedness need not be subordinated) and (d) bears a market rate of interest as determined by the Borrower's Board of Directors.

            "Additional Subordinated Debt" means unsecured Indebtedness of the Borrower (that may be guaranteed by those Subsidiaries that are Loan Parties) that (a) does not have a stated maturity date prior to the date that is 180 days after the Tranche B Maturity Date, (b) does not require any scheduled payment of principal (including pursuant to a sinking fund obligation) or amortization prior to the date that is 180 days after the Tranche B Maturity Date, (c) is (and all guarantees with respect thereto are) subordinated to the Obligations on terms no less favorable to the Lenders than the terms of the Senior Subordinated Notes, (d) contains non-pricing terms (including covenants, events of default, remedies, redemption provisions and sinking fund provisions) no less favorable to the Lenders than the terms of the Senior Subordinated Notes and (e) bears a market rate of interest as determined by the Borrower's Board of Directors.

            "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "Administrative Agent" means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders under the Loan Documents.

            "Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.

            "Agents" means the Administrative Agent, the Collateral Agent, the Syndication Agent and the Co-Documentation Agents.

            "Agreement" means this Credit Agreement, as the same may be renewed, extended, modified, supplemented or amended from time to time.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the aggregate Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments that occur thereafter.

            "Applicable Rate" means, for any day with respect to (a) any ABR Loan or Eurodollar Loan that is a Revolving Loan or (b) the commitment fees payable hereunder in respect of the Revolving Commitments, as applicable, the applicable rate per annum set forth below under the caption "Revolving Loan ABR Spread", "Revolving Loan Eurodollar Spread" or "Commitment Fee Rate", as applicable, in each case, based upon the Leverage Ratio as of the most recent determination date, provided that prior to the later of (i) the date that is six months following the Effective Date and (ii) the date of delivery to the Administrative Agent, pursuant to Section 5.01, of the Borrower's consolidated financial information for the Borrower's fiscal year ended December 31, 2004, the "Applicable Rate" for purposes of clauses (a) and (b) above shall be the applicable rate per annum set forth below in Category 1:

                                        Revolving
                           Revolving      Loan
                           Loan ABR    Eurodollar    Commitment
    Leverage Ratio          Spread       Spread       Fee Rate
------------------------   ---------   ----------    ----------
      Category 1             1.50%        2.50%          0.50%
     > or = 4.50x
      Category 2             1.25%        2.25%          0.50%
> or = 4.00x and < 4.50x
      Category 3             1.00%        2.00%         0.375%
> or = 3.50x and < 4.00x
      Category 4             0.75%        1.75%         0.375%
> or = 3.00x and < 3.50x
      Category 5             0.50%        1.50%         0.375%
       < 3.00x

            The Applicable Rate for Tranche B Term Loans shall at all times be 1.75% per annum for Eurodollar Loans and 0.75% per annum for ABR Loans.

            For purposes of the foregoing, (a) the Leverage Ratio shall be determined on a Pro Forma Basis as of the end of each fiscal quarter of the Borrower based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b), and (b) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Leverage Ratio, for purposes of determining the Applicable Rate, shall be deemed to be in Category 1 (i) at any time that an Event of Default has occurred and is continuing or (ii) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

            "Approved Fund" has the meaning assigned to such term in Section 9.04(b).

            "Arrangers" means J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

            "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04) and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

            "Available Amount" means, the sum, without duplication, of:

            (a) the sum (determined on a cumulative basis and in no event less than zero) of the Borrower's Portion of Excess Cash Flow for all fiscal years ending after January 1, 2006 that has not been, plus

            (b) the amount of Net Proceeds actually received by the Borrower from the issuance by Holdings of any Equity Interests (or capital contribution in respect thereof) after the Effective Date that was not required to be applied to prepay Loans pursuant to Section 2.11(c)(x), plus

            (c) the amount of Net Proceeds actually received by the Borrower from the issuance after the Effective Date of Qualified Holdings Debt, plus

            (d) an amount equal to any returns (including dividends, interest, distributions, returns of principal and profits on sale) actually received by the Borrower or any of the Subsidiaries in cash in respect of any Investments made after the Effective Date pursuant to Section 6.04(xviii), minus

            (e) the sum of (i) the aggregate amount of Investments made after the Effective Date pursuant to Section 6.04(xviii), (ii) the aggregate amount of Restricted Payments made after the Effective Date pursuant to
      Section 6.08(a)(x), and (iii) the aggregate amount of payments made after the Effective Date pursuant to Section 6.08(b)(iii)).

            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Borrower" has the meaning set forth in the preamble to this Agreement.

            "Borrower's Portion of Excess Cash Flow" means, on any date after January 1, 2007, the portion of Excess Cash Flow for the immediately preceding full fiscal year of the Borrower for which financial statements have been delivered pursuant to Section 5.01 that has not been, or is not required to be, applied to prepay Loans pursuant to Section 2.11(d).

            "Borrowing" means (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

            "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03, provided that a written Borrowing Request shall be substantially in the form of Exhibit E, or such other form as shall be approved by the Administrative Agent.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "Capital Expenditures" means, for any period (and without duplication), (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and any of the Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and the Subsidiaries during such period; provided that Capital Expenditures shall not include (i) expenditures to the extent they are made with the Net Proceeds of the issuance by Holdings of Equity Interests (or capital contributions in respect thereof) after the Effective Date to the extent not Otherwise Applied or Qualified Holdings Debt,
(ii) investments that constitute a portion of the purchase price of a Permitted Acquisition, (iii) expenditures that constitute a reinvestment of the Net Proceeds of any event described in clause (a) or (b) of the definition of the term "Prepayment Event", to the extent permitted by Section 2.11(c), and (iv) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (x) used or surplus equipment traded in at the time of such purchase and (y) the proceeds of a concurrent sale of used or surplus equipment.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Change in Control" means:

            (a) the acquisition of record ownership by any Person other than Holdings of any Equity Interests in the Borrower,

            (b) prior to an IPO, the failure by the Permitted Investors to own, directly or indirectly, beneficially or of record, Equity Interests in Holdings representing a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Holdings,

            (c) after an IPO, (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests in Holdings representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Holdings and (ii) the ownership, directly or indirectly, beneficially or of record, by the Permitted Investors of Equity Interests in Holdings representing in the aggregate a lesser percentage of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Holdings than such Person or group,

            (d) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of Holdings by Persons who were not (i) nominated by the Board of Directors of Holdings, (ii) appointed by directors so nominated or (iii) nominated by the Permitted Investors or

            (e) the occurrence of a "Change of Control", as defined in any of the Senior Subordinated Notes Documents, any indenture or other instrument, agreement or other document evidencing or governing any Qualified Holdings Debt or any certificate of designations relating to the Qualified Preferred Stock.

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Charges" has the meaning set forth in Section 9.13.

            "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche B Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Tranche B Commitment.

            "CLO" has the meaning assigned to such term in Section 9.04(b).

            "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended from time to time.

            "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

            "Collateral Agent" means JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Lenders under this Agreement and any Security Document.

            "Collateral Agreement" means the Guarantee and Collateral Agreement among the Loan Parties and the Collateral Agent, substantially in the form of Exhibit C.

            "Collateral and Guarantee Requirement" means the requirement that:

            (a) the Collateral Agent shall have received from each Loan Party either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Loan Party;

            (b) all outstanding Equity Interests of (i) the Borrower and (ii) each Subsidiary owned directly by any Loan Party shall have been pledged pursuant to the Collateral Agreement (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary) and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

            (c) all Indebtedness of Holdings, the Borrower and each Subsidiary that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement, and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

            (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement and perfect such Liens to the extent required by the Collateral Agreement, shall have been executed, filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

            (e) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first-priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Collateral Agent or the Required Lenders may reasonably request, and such surveys, appraisals, legal opinions and other documents as the Collateral Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; and

            (f) each Loan Party shall have obtained all material consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

Notwithstanding anything to the contrary in this Agreement or any Security Document, no Loan Party shall be required to pledge or grant security interests in particular assets if, in the reasonable judgment of the Administrative Agent or the Collateral Agent, the costs of creating or perfecting such pledges or security interests in such assets (including any mortgage, stamp, intangibles or other tax) are excessive in relation to the benefits to the Lenders therefrom.

            "Commitment" means a Revolving Commitment, a Tranche B Commitment, any Commitment in respect of an Incremental Extension of Credit or any combination thereof (as the context requires).

            "Common Equity Contributions" has the meaning set forth in the preamble to this Agreement.

            "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus

            (a) without duplication and to the extent deducted in determining such Consolidated Net Income for such period, the sum of: (i) consolidated interest expense of the Borrower and its subsidiaries for such period, (ii) (A) consolidated income tax expense of the Borrower and its subsidiaries for such period and (B) income tax expense of Holdings for such period to the extent paid in such period using the proceeds of Restricted Payments made by the Borrower pursuant to clause (v) of Section 6.08(a), (iii) all amounts attributable to depreciation and amortization expense of the Borrower and its subsidiaries for such period, (iv) any non-cash charges for such period (but excluding (A) any non-cash charge in respect of an item that was included in Consolidated Net Income in a prior period and (B) any non-cash charge that relates to the write-down or write-off of inventory), (v) (A) any Transaction Costs in an aggregate amount not to exceed $133,100,000 made or incurred by the Borrower and its subsidiaries in connection with the Transactions that are paid, accrued or reserved for within 180 days of the consummation of the Transactions or (B) additional cash charges or cash expenses not to exceed $160,000,000 (plus any related taxes or other related expenses) related to the exercise, cancellation or other retirement of stock options of the Borrower in connection with the Transactions, (vi) any non-recurring fees, cash charges and other cash expenses
(A) made or incurred by the Borrower and its subsidiaries in connection with the SemperCare Acquisition or any Permitted Acquisition, including severance, relocation and facilities closing costs, that are paid, accrued or reserved for within 180 days of such transaction or (B) incurred in connection with the issuance of Equity Interests or Indebtedness or the extinguishment of Indebtedness, (vii) other cash expenses incurred during such period in connection with the SemperCare Acquisition or a Permitted Acquisition to the extent that such expenses are reimbursed in cash during such period pursuant to indemnification provisions of any agreement relating to such transaction,
(viii) fees paid to any Sponsor or Sponsor Affiliate under Section 6.09(h), (ix) Consolidated Net Income attributable to minority interests of a subsidiary (less the amount of any mandatory cash distribution with respect to any minority interest other than in connection with a proportionate discretionary cash distribution with respect to the interest held by the Borrower or any subsidiary), (x) start-up losses attributable to LTACHs paid under acute care DRGs during their LTACH qualification period in connection with health care facilities acquired in any Permitted Acquisition, not to exceed $10,000,000 in any single acquisition or group of related acquisitions and $15,000,000 in any fiscal year, and (xi) cash expenses incurred during such period in connection with extraordinary casualty events to the extent such expenses are reimbursed in cash by insurance during such period minus

            (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(iv) taken in a prior period and (ii) any non-cash items of income for such period, all determined on a consolidated basis in accordance with GAAP, and

            (c) (without duplication) plus unrealized losses and minus unrealized gains in each case in respect of Swap Agreements, as determined in accordance with GAAP.

Consolidated EBITDA for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, shall be $75,673,836, $72,752,142 and $72,470,174, respectively. Consolidated EBITDA for the fiscal quarter ended December 31, 2004 shall be the sum of the Borrower's actual Consolidated EBITDA for such period plus SemperCare's Consolidated EBITDA for such period, as adjusted in a manner consistent with the adjustments made in the prior fiscal quarters.

            "Consolidated Net Income" means, for any period, the net income or loss of the Borrower and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded from Consolidated Net Income (a) the income of any subsidiary (other than a Consolidated Practice) to the extent that the declaration or payment of dividends or other distributions by such subsidiary of that income is not at the time permitted by a Requirement of Law or any agreement or instrument applicable to such subsidiary, except to the extent of the amount of cash dividends or other cash distributions actually paid to the Borrower or any subsidiary during such period (unless the income of any subsidiary receiving such dividend or distribution would be excluded from Consolidated Net Income pursuant to this proviso), and (b) any gains or losses attributable to sales of assets out of the ordinary course of business and any extraordinary losses or gains. Notwithstanding the foregoing, (1) the income of any Permitted Joint Venture that is not a subsidiary shall be included in Consolidated Net Income during any four-quarter period only to the extent of the amount of cash dividends or other cash distributions of such income actually paid to the Borrower or any subsidiary prior to the date financial statements are required to be delivered pursuant to Section 5.01(a) or (b) for the most recent fiscal period (unless the income of the subsidiary receiving such dividend or distribution would be excluded from Consolidated Net Income pursuant to this definition) and (2) for purposes of calculating the "Available Amount", Consolidated Net Income shall be increased (without duplication) by the amount of cash dividends or other cash distributions actually paid to the Borrower or any subsidiary (unless the income of the subsidiary receiving such dividend or distribution would be excluded from Consolidated Net Income pursuant to this definition) since the Effective Date, to the extent not previously included therein.

            "Consolidated Practice" means any therapist- or physician-owned professional organization, association or corporation that employs or contracts with physicians and has entered into a management services agreement with the Borrower or any other Subsidiary, the accounts of which are consolidated with the Borrower and its subsidiaries in accordance with GAAP.

            "Consolidated Tangible Assets" means, as of any date, the total assets of the Borrower and its subsidiaries determined in accordance with GAAP (less, to the extent not deducted in the determination of total assets, accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) after giving effect to purchase accounting and, after deducting therefrom, to the extent otherwise included, the amounts of (without duplication): (a) the excess of cost over fair market value of real property; (b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Borrower immediately preceding the Effective Date as a result of any change in the method of valuation in accordance with GAAP; (c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items as to which Statement of Financial Accounting Standards No. 142 ("Goodwill and Other Intangible Assets") applies; (d) minority interests in subsidiaries held by Persons other than the Borrower or any subsidiary; (e) treasury stock; (f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Equity Interests; (g) investments in (and, for the avoidance of doubt, assets of) Permitted Joint Ventures; and (h) non-current deferred tax assets.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Debt Tender Offers" has the meaning set forth in the preamble to this Agreement.

            "Default" means any event or condition that constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "dollars" or "$" refers to lawful money of the United States of America.

            "Domestic Subsidiary" means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

            "DRG" means a diagnostics related group.

            "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived).

            "Environmental Laws" means all laws (including the common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the presence, management, Release or threatened Release of any Hazardous Material, or to health and safety matters.

            "Environmental Liability" means liabilities, obligations, damages, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and medical monitoring, investigation or remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Contributions" has the meaning set forth in the preamble to this Agreement.

            "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest from the issuer thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder, as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30 day notice period is waived), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "Event of Default" has the meaning assigned to such term in Section 7.01.

            "Excess Cash Flow" means, for any fiscal year, the sum (without duplication) of:

            (a) Consolidated Net Income for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

            (b) depreciation, amortization and other non-cash charges or losses (including deferred income taxes) deducted in determining such Consolidated Net Income for such fiscal year; plus

            (c) the amount, if any, by which Net Working Capital decreased during such fiscal year (except as a result of reclassification of items from short-term to long-term); minus

            (d) the sum of (i) any non-cash gains or non-cash items of income included in determining Consolidated Net Income for such fiscal year plus
      (ii) the amount, if any, by which Net Working Capital increased during such fiscal year (except as a result of reclassification of items from long-term to short-term); minus

            (e) the greater of (x) the amount of Capital Expenditures of the Borrower and its subsidiaries in such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness) and (y) the amount of Capital Expenditures budgeted by the Borrower and its subsidiaries for the next succeeding fiscal year; minus

            (f) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Borrower and its subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit (unless there is a corresponding reduction in the aggregate Revolving Commitments), (ii) Tranche B Term Loans prepaid pursuant to
      Section 2.11(a), (c) or (d), and (iii) repayments or prepayments of Long-Term Indebtedness financed by the incurrence of other Long-Term Indebtedness by a Parent or any Loan Party or the issuance of Equity Interests (or capital contributions in respect thereof) after the Effective Date to the extent not Otherwise Applied; minus

            (g) the amount of Restricted Payments made by a Loan Party in such fiscal year pursuant to clause (iii) of Section 6.08(a); minus

            (h) cash Taxes paid in such fiscal year that did not reduce Consolidated Net Income for such fiscal year; minus

            (i) cash payments made during such fiscal year in respect of non-cash charges that increased Excess Cash Flow in any prior fiscal year.

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.17(a), and (d) any withholding tax that is attributable to a Foreign Lender's failure to comply with Section 2.17(e).

            "Existing Credit Agreement" has the meaning set forth in the preamble to this Agreement.

            "Existing Extensions of Credit" has the meaning assigned to such term in Section 2.20.

            "Existing Lender" has the meaning assigned to such term in Section 2.20.

            "Existing Letter of Credit" means each letter of credit previously issued for the account of the Borrower pursuant to the Existing Credit Agreement that (a) is outstanding on the Effective Date and (b) is listed on Schedule 2.05.

            "Existing Subordinated Notes" has the meaning set forth in the preamble to this Agreement.

            "Existing Subordinated Notes Documents" means the Existing Subordinated Notes Indentures and all other instruments, agreements and other documents evidencing or governing the Existing Subordinated Notes or providing for any Guarantee or other right in respect thereof.

            "Existing Subordinated Notes Indentures" has the meaning set forth in the preamble to this Agreement.

            "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors, chief executive officer or chief financial officer of the Borrower.

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower, in each case in his or her capacity as such.

            "Financial Performance Covenants" means the covenants of the Borrower set forth in Sections 6.12 and 6.13.

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

            "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time.

            "Government Programs" means (i) the Medicare and Medicaid Programs,
(ii) the United States Department of Defense Civilian Health Program for Uniformed Services and (iii) other similar foreign or domestic Federal, state or local reimbursement or governmental health care programs.

            "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance
or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party or applicant in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which the Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee.

            "Hazardous Materials" means all explosive, radioactive, infectious, chemical, biological, medical, hazardous or toxic materials, substances, wastes or other pollutants, including petroleum or petroleum byproducts, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and all other materials, substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Holdings" means (A) Select Medical Holdings Corporation, a Delaware corporation, or (B) any other entity (such entity, a "Succeeding Holdings") that becomes the immediate parent of the Borrower.

            "Holdings Leverage Ratio" has the same meaning as "Leverage Ratio," but for purposes of determining Total Indebtedness, substituting "Holdings" for "Borrower".

            "Holdings Senior Subordinated Notes" means Select Medical Holdings Corporation's 10% Senior Subordinated Notes due 2015, in an initial aggregate principal amount of $150,000,000.

            "Inactive Subsidiary" means a Subsidiary that (a) conducts no business operations, (b) has total assets with a fair market value of not more than $500,000 individually and not more than $5,000,000 in the aggregate and (c) has no Indebtedness outstanding.

            "Incremental Extensions of Credit" has the meaning set forth in
Section 2.20.

            "Incremental Facility Amendment" has the meaning set forth in
Section 2.20.

            "Incremental Facility Closing Date" has the meaning set forth in
Section 2.20.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business),
(f) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but limited, in the event such secured obligations are nonrecourse to such Person, to the fair value of such property, (g) all Guarantees by such Person of the obligations of any other Person, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit and letters of guaranty and

(j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, the term "Indebtedness" shall not include post-closing payment adjustments, earn-outs or non-compete payments to which the seller in any Permitted Acquisition is or may become entitled or amounts that any member of management, the employees or consultants of Holdings, the Borrower or any of the Subsidiaries may become entitled to under any cash incentive plan in existence from time to time.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Indemnitee" has the meaning set forth in Section 9.03(b).

            "Information" has the meaning set forth in Section 9.12.

            "Information Memorandum" means the Confidential Information Memorandum dated January 2005, relating to Holdings, the Borrower and the Transactions.

            "Insurance Subsidiary" means a subsidiary of the Borrower established for the sole purpose of providing insurance benefits to the Borrower and its subsidiaries.

            "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or a Tranche B Term Borrowing in accordance with Section 2.07, provided that a written Interest Election Request shall be substantially in the form of Exhibit F, or such other form as shall be approved by the Administrative Agent.

            "Interest Expense Coverage Ratio" has the meaning set forth in
Section 6.12.

            "Interest Payment Date" means (a) with respect to any ABR Loan (including a Swingline Loan), the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

            "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or nine or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an interest period of such duration available), as the Borrower may elect, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "IPO" means a bona fide underwritten initial public offering of Equity Interests of Holdings after the Effective Date yielding gross proceeds to Holdings of not less than $100,000,000.

            "Issuing Bank" means (a) JPMorgan Chase Bank, N.A. or such other Lender designated as an "Issuing Bank" pursuant to Section 2.05(k) and (b) with respect to the Existing Letters of Credit only, JPMorgan Chase Bank, N.A. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

            "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

            "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.

            "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Facility Amendment, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

            "Letter of Credit" means (a) any letter of credit issued pursuant to this Agreement and (b) each Existing Letter of Credit.

            "Leverage Ratio" means, on any date, the ratio of (a) Total Indebtedness on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date), provided that until the expiration of the fifth Business Day subsequent to the date on which financial statements are required to be delivered pursuant to Section 5.01 for the fiscal quarter of the Borrower most recently ended, if (i) Holdings issues Permitted Securities for cash or otherwise receives a cash contribution from the Permitted Investors, (ii) such cash is contributed by Holdings to the Borrower as a cash contribution or in exchange for common equity of the Borrower and
(iii) the Borrower applies such cash to prepay Tranche B Term Loans pursuant to
Section 2.11(a), then such prepayment shall be deemed to have occurred on the last day of such four-quarter period for purposes of calculating the Leverage Ratio solely for purposes of Section 6.13; provided, further, that nothing in this proviso shall cure any Default that may exist until such time as the Tranche B Term Loans are prepaid as set forth in clause (iii) above.

            "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits for a comparable amount and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London inter

-bank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset or other arrangement to provide priority or preference with respect to such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party (other than customary rights of first refusal and tag, drag and similar rights in joint venture agreements (other than any such agreement in respect of any Subsidiary)) with respect to such securities.

            "Limitation" means a revocation, suspension, termination, impairment, probation, limitation, nonrenewal, forfeiture, declaration of ineligibility, loss of status as a participating provider in any Third Party Payor Arrangement, and the loss of any other rights.

            "Loan Documents" means this Agreement, the promissory notes, if any, executed and delivered pursuant to Section 2.09(e), any Incremental Facility Amendment, the Collateral Agreement and the other Security Documents.

            "Loan Parties" means Holdings, the Borrower, the Subsidiary Loan Parties and each Permitted Joint Venture Loan Party.

            "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement or an Incremental Facility Amendment.

            "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

            "LTACH" means (a) a long-term hospital as defined in Volume 42,
Section 412.23 of the Code of Federal Regulations (or any successor definition) or (b) any long-term hospital that is in development to achieve such status.

            "Maintenance Capital Expenditures" means any Capital Expenditure for the maintenance, repair, restoration or refurbishment of any property of the Borrower or any of the Subsidiaries, but excluding any Capital Expenditure which materially adds to or further improves such property.

            "Material Adverse Effect" means a material adverse effect on (a) the business, operations, assets, liabilities, financial condition or results of operations of Holdings, the Borrower and the Subsidiaries, taken as a whole, whether or not covered by insurance, (b) the ability of any Loan Party to perform any obligation under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

            "Material Disposition" means the sale by the Borrower or any Subsidiary of assets (including the capital stock of a Subsidiary or a business unit) for aggregate consideration (including amounts received in connection with post-closing payment adjustments, earn-outs and noncompete payments) of at least $20,000,000.

            "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, the Borrower and the Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining

Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

            "Maximum Rate" has the meaning set forth in Section 9.13.

            "Medicare and Medicaid Programs" means the programs established under Title XVIII and XIX of the Social Security Act and any successor programs performing similar functions.

            "Merger" has the meaning set forth in the preamble to this Agreement.

            "Merger Agreement" has the meaning set forth in the preamble to this Agreement.

            "Merger Consideration" has the meaning set forth in the preamble to this Agreement.

            "MergerCo" has the meaning set forth in the preamble to this Agreement.

            "Moody's" means Moody's Investors Service, Inc.

            "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent.

            "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on Schedule
1.01 and includes each other parcel of real property owned by a Loan Party and improvements thereto with respect to which a Mortgage is granted pursuant to
Section 5.12 or 5.13.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Net Proceeds" means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer), provided that no net proceeds calculated in accordance with the foregoing of less than $2,500,000 realized in a single transaction or series of related transactions shall constitute Net Proceeds.

            "Net Working Capital" means, at any date, (a) the consolidated current assets of the Borrower and its subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and its subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

            "Non-Consenting Lender" has the meaning set forth in Section
9.02(b).

            "Obligations" has the meaning assigned to such term in the Collateral Agreement.

            "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies of the United States or any political subdivision thereof arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or from the filing or recording of or otherwise with respect to the exercise by the Administrative Agent or the Lenders of their rights under, any Loan Document.

            "Otherwise Applied" means, with respect to any Net Proceeds, the amount of such Net Proceeds that was (i) required to prepay the Loans pursuant to Section 2.11 or (ii) otherwise previously applied under the Loan Documents.

            "Parent" means any direct or indirect parent of which Holdings is a wholly owned subsidiary.

            "Participant" has the meaning set forth in Section 9.04(c).

            "Patriot Act" has the meaning set forth in Section 9.14.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Perfection Certificate" means a certificate in the form of Exhibit D or any other form approved by the Collateral Agent.

            "Permitted Acquisitions" means any acquisition by the Borrower or any Subsidiary Loan Party at least 80% of all outstanding Equity Interests (other than directors' qualifying shares or shares issued to foreign nationals to the extent required by applicable law) in, all or substantially all the assets of, or all or substantially all the assets constituting a division or line of business of, a Person if (a) such acquisition was not preceded by, or consummated pursuant to, a hostile offer (including a proxy contest), (b) no Default has occurred and is continuing or would result therefrom, (c) after giving effect to such acquisition, the Borrower and the Subsidiary Loan Party shall have aggregate unused and available Revolving Commitments and unrestricted cash and Permitted Investments of not less than $40,000,000, (d) after giving effect to such acquisition, the aggregate Consolidated Tangible Assets acquired in all Permitted Acquisitions consummated since the Effective Date (excluding acquisitions resulting in a newly formed Domestic Subsidiary or otherwise related to assets substantially located in the United States of America) does not exceed 5% of Consolidated Tangible Assets, (e) such acquisition and all transactions related thereto are consummated in accordance in all material respects with all applicable laws, (f) all actions required to be taken with respect to such acquired or newly formed Subsidiary (if a Domestic Subsidiary) or assets (if held by a Domestic Subsidiary) to cause such Person to become a Loan Party under Sections 5.12 and 5.13 shall have been taken (or shall be taken promptly thereafter), (g) the Borrower and the Subsidiaries are in compliance on a Pro Forma Basis with the Financial Performance Covenants recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, and (h) the Borrower has delivered to the Administrative Agent an officer's certificate to the effect set forth in clauses (a), (b), (c), (d), (e), (f) and (g) above, together with all relevant financial information for the Person or assets to be acquired.

            "Permitted Encumbrances" means:

            (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature;

            (e) judgment liens in respect of judgments that do not constitute an Event of Default under paragraph (k) of Section 7.01;

            (f) easements, zoning restrictions, rights-of-way, minor defects or irregularities of title and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not either detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary, in each case in any material respect;

            (g) landlords' and lessors' and other like Liens in respect of rent not in default;

            (h) any Liens shown on the title insurance policies in favor of the Collateral Agent insuring the Liens of the Mortgages; and

            (i) leases or subleases which are subordinate to the Lien of any Mortgage,

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

            "Permitted Investments" means:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

            (b) investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating from S&P or Moody's of at least A2 or P2, respectively;

            (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

            (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

            (e) investments in money market funds that comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above.

            "Permitted Investors" means (A) Welsh, Carson, Anderson & Stowe IX, L.P., WCAS Capital Partners IV, L.P., Thoma Cressey Fund VI, L.P., Thoma Cressey Fund VII, L.P., and their respective Sponsor Affiliates and (B) (i) Rocco A. Ortenzio, Robert A. Ortenzio and each of the other directors, officers and employees of the Borrower who owned capital stock of Holdings on the first date the Borrower became a wholly owned subsidiary of Holdings; (ii) the spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of the siblings of the Persons referred to in clause (i); (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) or (ii), such Person's estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall be the beneficial owner or have the right to acquire, directly or indirectly, capital stock of the Borrower or Holdings (or any other direct or indirect parent company of the Borrower); (iv) any trust created for the benefit of the Persons described in any of clauses (i) through (iii) or any trust for the benefit of any such trust; or (v) any Person Controlled by any of the Persons described in any of clauses (i) through (iv).

            "Permitted Joint Venture" means any investment by which the Borrower or any Subsidiary Loan Party acquires at least 10% but not more than 99% of the Equity Interests of any Person, provided that the primary business of such Person is (x) to own, lease or operate facilities which provide long-term acute care services or (y) to provide long-term acute care services or any related services to a hospital or other health care facility.

            "Permitted Joint Venture Loan Party" means any Permitted Joint Venture which (x) is a subsidiary of the Borrower or any Subsidiary Loan Party and (y) satisfies the terms of the Collateral and Guarantee Requirement.

            "Permitted Real Estate Joint Venture" means any Permitted Joint Venture which is a subsidiary and owns real property used in the business of the Borrower or any Subsidiary, provided that such Permitted Real Estate Joint Venture is not engaged in any business or activity other than the ownership of such real property and activities incidental thereto.

            "Permitted Security" means (a) common stock of Holdings or (b) Qualified Preferred Stock, in each case (i) (x) issued to the Permitted Investors for cash or (y) issued to any other Person that makes an equity investment in Holdings in connection with the Transactions and (ii) the proceeds of which are contributed by Holdings to the Borrower in exchange for common stock or as a capital contribution.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means any employee pension benefit plan subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the Code, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Prepayment Event" means:

            (a) any sale, transfer or other disposition (excluding pursuant to a sale and leaseback transaction permitted under Section 6.06) of any property or asset of Holdings, the Borrower or any Subsidiary in excess of $5,000,000 in any fiscal year, other than dispositions described in clauses (a), (b), (c) and (d) of Section 6.05; or

            (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Holdings, the Borrower or any Subsidiary with a fair value immediately prior to such event equal to or greater than $2,500,000; or

            (c) the issuance by Holdings, the Borrower or any Subsidiary of any Equity Interests, or the receipt by Holdings, the Borrower or any Subsidiary of any capital contribution, other than (i) any Additional Equity Offering, (ii) Permitted Securities, (iii) any issuance of directors' qualifying shares, (iv) any issuance by the Borrower or any Subsidiary of common Equity Interests to, or receipt of any such capital contribution from, Holdings, the Borrower or any other Subsidiary or (v) any issuance to management, employees or consultants of Holdings, the Borrower or any of the Subsidiaries under any employment or similar agreement, stock option or stock purchase plan or benefit plan in existence from time to time; or

            (d) the incurrence by Holdings, the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01 or permitted by the Required Lenders pursuant to Section 9.02.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect for dollars at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Pro Forma Basis" means, for purposes of calculating the Leverage Ratio, the Holdings Leverage Ratio or the Interest Expense Coverage Ratio for any period, that any Specified Transaction that has been consummated in such period and the following transactions in connection therewith shall be deemed to have occurred as of the first day of such period:

            (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, in the case of the SemperCare Acquisition or a Permitted Acquisition,

            (b) any retirement of Indebtedness, and

            (c) any Indebtedness incurred or assumed by Holdings, the Borrower or any of their subsidiaries in connection therewith (or in any Specified Transaction) and if such Indebtedness has a floating or formula rate, it shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination;

provided that the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of "Consolidated EBITDA" and give effect to events (including cost savings) to the extent they (i) would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP and Article XI of Regulation S-X under the Securities Act of 1933, as amended, as interpreted by the Staff of the SEC; (ii) were actually implemented by the business that was the subject of the SemperCare Acquisition or the applicable Permitted Acquisition or Material Disposition, as the case may be, within 12 months after the date of such transaction, and are supportable and quantifiable by the underlying accounting records of such business or (iii) for all purposes other than determining the "Applicable Rate", relate to the business that is the subject of such Specified Transaction, and are reasonably determined by the Borrower to be probable based upon specifically identifiable actions to be taken within 12 months after the date of such Specified Transaction, and, in each case are certified by a Financial Officer (accompanied by reasonably detailed supporting evidence).

            "Proposed Change" has the meaning set forth in Section 9.02(b).

            "Qualified Holdings Debt" means Qualified Holdings Discount Debt and Qualified Holdings Subordinated Debt.

            "Qualified Holdings Discount Debt" means unsecured Indebtedness of Holdings or a Parent that (a) is not subject to any Guarantee by the Borrower or any Subsidiary Loan Party, (b) does not mature prior to the date that is 180 days after the Tranche B Maturity Date, (c) has no scheduled amortization or payments of principal prior to such 180th day (except to the extent required to prevent such Indebtedness from being treated as an "Applicable High Yield Discount Obligation" within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended; provided that any such payment obligation of Holdings shall be subordinated to the Obligations to the same extent as the Senior Subordinated Notes are subordinated to the Obligations), (d) does not require any payments in cash of interest or other amounts in respect of the principal thereof for at least four (4) years from the date of issuance or incurrence thereof, and (e) has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities and in any event, with respect to default and remedy provisions, not materially more restrictive than those set forth in the Senior Subordinated Notes, taken as a whole (other than provisions customary for senior discount notes of a holding company).

            "Qualified Holdings Subordinated Debt" means unsecured Indebtedness of Holdings or a Parent issued to Permitted Investors, including the Holdings Senior Subordinated Notes and additional unsecured Subordinated Indebtedness that (a) does not mature prior to the date that is 180 days after the Tranche B Maturity Date and (b) has subordination provisions and other non-pricing terms and conditions that are no less favorable to the Lenders than the analogous provisions of the Holdings Senior Subordinated Notes.

            "Qualified Preferred Stock" means preferred stock of Holdings that
(a) does not require the payment of cash dividends (it being understood that cumulative dividends shall be permitted), (b) is not mandatorily redeemable pursuant to a sinking fund obligation or otherwise prior to the date that is 180 days after the Tranche B Maturity Date (other than upon an event of default or change in control, provided that any such payment is subordinated (whether by contract or pursuant to the Holdings charter or the certificate of designations of such preferred stock) in right of payment to the Obligations on the terms set forth in the certificate of incorporation of Holdings in existence on the Effective Date or such other terms reasonably satisfactory to the Administrative Agent), (c) contains no maintenance covenants, other covenants materially adverse to the Lenders or remedies (other than voting rights) and (d) is convertible only into common equity of Holdings or securities that would constitute Qualified Preferred Stock.

            "Register" has the meaning set forth in Section 9.04(b).

            "Reimbursement Approvals" means, with respect to all Government Programs, any and all certifications, provider numbers, provider agreements, participation agreements, accreditations and any other similar agreements with or approvals by any Governmental Authority or other Person.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and such Person's Affiliates.

            "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

            "Required Lenders" means, at any time, Lenders having Revolving Exposures, Tranche B Term Loans, Loans in respect of Incremental Extensions of Credit, if any, and unused Commitments representing more than 50% of the aggregate Revolving Exposures, outstanding Tranche B Term Loans, outstanding Loans in respect of Incremental Extensions of Credit, if any, and unused Commitments at such time.

            "Requirement of Law" means, with respect to any Person, (i) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (ii) any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Subsidiary, or any payment thereon (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Borrower or any Subsidiary.

            "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the Revolving Maturity Date and (b) the date of termination of the Revolving Commitments.

            "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule
2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $300,000,000.

            "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

            "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

            "Revolving Loan" means a Loan made pursuant to clause (b) of Section 2.01.

            "Revolving Maturity Date" means February 24, 2011.

            "S&P" means Standard & Poor's Ratings Group, Inc.

            "SEC" means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

            "Security Documents" means the Collateral Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

            "SemperCare" means SemperCare, Inc.

            "SemperCare Acquisition" means the acquisition of SemperCare pursuant to the terms of the SemperCare Acquisition Agreement.

            "SemperCare Acquisition Agreement" means the Agreement and Plan of Merger and Reorganization by and among Select Medical Corporation, Camp Hill Acquisition Corp., SemperCare, Inc. and Jeffrey C. Collinson, as stockholders' agent, dated November 19, 2004.

            "Senior Subordinated Notes" means the 7-5/8% Senior Subordinated Notes due 2015 issued by the Borrower on or prior to the Effective Date in the aggregate principal amount of $660,000,000 and the Indebtedness represented thereby.

            "Senior Subordinated Notes Documents" means the indenture dated as of February 24, 2005, among the Borrower, the Subsidiaries listed therein and U.S. Bank National Association, as trustee, in respect of the Senior Subordinated Notes and all other instruments, agreements and other documents evidencing or governing the Senior Subordinated Notes or providing for any Guarantee or other right in respect thereof.

            "Specified Transactions" means (a) the SemperCare Acquisition and any Permitted Acquisition, (b) any Material Disposition and (c) any proposed incurrence of Indebtedness in respect of which the Interest Expense Coverage Ratio, Leverage Ratio or Holdings Leverage Ratio is by the terms of this Agreement required to be calculated on a Pro Forma Basis.

            "Sponsor" means (A) Welsh, Carson, Anderson & Stowe IX, L.P. and (B) Thoma Cressey Equity Partners.

            "Sponsor Affiliate" means (i) each Affiliate of the Sponsor that is neither an operating company nor a company controlled by an operating company,
(ii) each partner, officer, director, principal or member of the Sponsor or any Sponsor Affiliate and (iii) any spouse, parent or lineal descendant (including by adoption) of any of the foregoing who are natural persons and any trust for the benefit of such persons.

            "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the bank serving as the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Subordinated Indebtedness" means Indebtedness of Holdings, the Borrower or any Subsidiary that is contractually subordinated to the Obligations.

            "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

            "Subsidiary" means any subsidiary of the Borrower, other than any Permitted Joint Venture that is not a Permitted Joint Venture Loan Party.

            "Subsidiary Loan Party" means any Domestic Subsidiary (other than
(a) any Inactive Subsidiary for which the Borrower has not satisfied the Collateral and Guarantee Requirement, (b) any Consolidated Practice and (c) any Insurance Subsidiary).

            "Succeeding Holdings" has the meaning set forth in the definition of "Holdings".

            "Supermajority Lenders" means Lenders having Revolving Exposures, Tranche B Term Loans, Loans in respect of Incremental Extensions of Credit, if any, and unused Commitments representing more than 75% of the aggregate Revolving Exposures, outstanding Tranche B Term Loans, outstanding Loans in respect of Incremental Extensions of Credit, if any, and unused Commitments at such time.

            "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

            "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure at such time.

            "Swingline Lender" means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

            "Swingline Loan" means a Loan made pursuant to Section 2.04.

            "Syndication Agent" means Wachovia Bank, National Association.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Third Party Payor" means any Government Program and any quasipublic agency, Blue Cross, Blue Shield and any managed care plans and organizations, including health maintenance organizations and preferred provider organizations and private commercial insurance companies and any similar third party arrangements, plans or programs for payment or reimbursement in connection with health care services, products or supplies.

            "Third Party Payor Arrangement" means any arrangement, plan or program for payment or reimbursement by any Third Party Payor in connection with the provision of healthcare services, products or supplies.

            "Total Indebtedness" means, as of any date, (x) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, minus (y) up to $125,000,000 of unrestricted cash and Permitted Investments held, on such date, by the Borrower and the Subsidiary Loan Parties.

            "Tranche B Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche B Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche B Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Commitments is $580,000,000.

            "Tranche B Lender" means a Lender with a Tranche B Commitment or an outstanding Tranche B Term Loan.

            "Tranche B Maturity Date" means February 24, 2012.

            "Tranche B Term Loan" means a Loan made pursuant to clause (a) of
Section 2.01.

            "Transaction Costs" has the meaning set forth in the preamble to this Agreement.

            "Transactions" means (a) the Merger and the other transactions contemplated by the Acquisition Documents, (b) the Equity Contributions, (c) the consummation of the Debt Tender Offers, (d) the repayment in full of all obligations under the Existing Credit Agreement, the termination of all commitments thereunder and the release of all liens in respect thereof, (e) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (f) the execution, delivery and performance by each Loan Party of the Senior Subordinated Notes Documents to which it is to be a party, the issuance of the Senior Subordinated Notes and the use of the proceeds thereof, (g) the issuance of the Holdings Senior Subordinated Notes and the use of the proceeds thereof and (h) payment of the Transaction Costs.

            "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

            "wholly owned" means with respect to any Person, a subsidiary of such Person all the outstanding Equity Interests of which (other than (x) directors' qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person and/or by one or more wholly owned subsidiaries of such Person.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in ERISA.

            SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

            SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time, provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision (including any definition) hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

            SECTION 1.05. Specified Transactions. Notwithstanding anything to the contrary herein, solely for purposes of determining the Interest Expense Coverage Ratio, Leverage Ratio and Holdings Leverage Ratio, with respect to any period during which any Specified Transaction occurs, such ratios shall be calculated with respect to such period and such Specified Transaction (and all other Specified Transactions that have been consummated during such period) on a Pro Forma Basis.

                                   ARTICLE II

                                   The Credits

            SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Tranche B Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Tranche B Commitment and (b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Tranche B Term Loans may not be reborrowed.

            SECTION 2.02. Loans and Borrowings.

            (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (b) Subject to Section 2.14, each Revolving Borrowing and Tranche B Term Loan Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, provided that all Borrowings made on the Effective Date must be made as ABR Borrowings. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

            (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time. There shall not at any time be more than a total of 20 Eurodollar Borrowings outstanding. Notwithstanding anything to the contrary herein, an ABR Revolving Borrowing or Swingline Loan may be in an aggregate amount (i) that is equal to the entire unused balance of the aggregate Revolving Commitments or (ii) that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).

            (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or the Tranche B Maturity Date, as applicable.

            SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Tranche B Term Loan Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing, provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

            (i) whether the requested Borrowing is to be a Revolving Borrowing or a Tranche B Term Loan Borrowing;

            (ii) the aggregate amount of such Borrowing;

            (iii) the date of such Borrowing, which shall be a Business Day;

            (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

            (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
      Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            SECTION 2.04. Swingline Loans.

            (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $15,000,000 or (ii) the aggregate Revolving Exposures exceeding the aggregate Revolving Commitments, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

            (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower maintained with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

            (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

            SECTION 2.05. Letters of Credit.

            (a) General. Upon satisfaction of the conditions specified in
Section 4.01 on the Effective Date, each Existing Letter of Credit will, automatically and without any action on the part of any Person, be deemed to be a Letter of Credit issued hereunder for all purposes of this Agreement and the other Loan Documents. In addition, subject to the terms and conditions set forth herein, the Borrower may request the issuance of additional Letters of Credit for its own account (or for the account of any of its subsidiaries so long as the Borrower is a co-applicant), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability

Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank (except that the Issuing Bank in respect of Existing Letters of Credit shall not issue additional Letters of Credit and shall not be required to renew or extend an Existing Letter of Credit unless agreed by it) and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed $50,000,000 and (ii) the aggregate Revolving Exposures shall not exceed the aggregate Revolving Commitments.

            (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

            (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the date that such LC

Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $2,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request (and, if the Borrower fails to reimburse such LC Disbursement when due, the Borrower shall be deemed to have requested) in accordance with Section 2.03 or 2.04 that such LC Disbursement be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan (and the time for reimbursement of such LC Disbursement shall automatically be extended to the Business Day following such request or deemed request). If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

            (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank, provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (e) of this Section 2.05.

            (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans, provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.05, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section 2.05 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

            (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

            (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Lenders, an amount in cash equal to 105% the LC Exposure as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in paragraph (h) or (i) of Section 7.01. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

            (k) Additional Issuing Banks. The Borrower may at any time, and from time to time, designate one or more additional Lenders to act as an issuing bank under this Agreement with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender. Any Lender designated as an issuing bank pursuant to this Section 2.05(k) shall be deemed to be and shall have all the rights and obligations of an "Issuing Bank" hereunder.

            SECTION 2.06. Funding of Borrowings.

            (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request, provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

            (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance upon such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such

Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

            SECTION 2.07. Interest Elections.

            (a) Each Revolving Borrowing and Tranche B Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This
Section 2.07 shall not apply to Swingline Borrowings, which may not be converted or continued.

            (b) To make an election pursuant to this Section 2.07, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by the Borrower.

            (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

            (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

            (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.

            (f) Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

            SECTION 2.08. Termination and Reduction of Commitments.

            (a) Unless previously terminated, (i) the Tranche B Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

            (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class, provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $2,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments.

            (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this
Section 2.08 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable, provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

            SECTION 2.09. Repayment of Loans; Evidence of Debt.

            (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date,
(ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Tranche B Term Loan of such Lender as provided in
Section 2.10 and (iii) the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

            (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            SECTION 2.10. Amortization of Tranche B Term Loans.

            (a) Subject to adjustment pursuant to paragraph (c) of this Section 2.10, the Borrower shall repay Tranche B Term Loan Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date (as adjusted from time to time pursuant to Section 2.10(c)):

          Date                       Amount
-----------------------         ----------------
June 30, 2005                   $      1,450,000
September 30, 2005              $      1,450,000
December 31, 2005               $      1,450,000
March 31, 2006                  $      1,450,000
June 30, 2006                   $      1,450,000
September 30, 2006              $      1,450,000
December 31, 2006               $      1,450,000
March 30, 2007                  $      1,450,000
June 30, 2007                   $      1,450,000
September 30, 2007              $      1,450,000
December 31, 2007               $      1,450,000
March 31, 2008                  $      1,450,000
June 30, 2008                   $      1,450,000
September 30, 2008              $      1,450,000
December 31, 2008               $      1,450,000
March 31, 2009                  $      1,450,000
June 30, 2009                   $      1,450,000
September 30, 2009              $      1,450,000
December 31, 2009               $      1,450,000

          Date                       Amount
-----------------------         ----------------
March 31, 2010                  $      1,450,000
June 30, 2010                   $      1,450,000
September 30, 2010              $      1,450,000
December 31, 2010               $      1,450,000
March 31, 2011                  $    136,662,500
June 30, 2011                   $    136,662,500
September 30, 2011              $    136,662,500
Tranche B Maturity Date         $    136,662,500

            (b) To the extent not previously paid, all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date.

            (c) Any prepayment of a Tranche B Term Loan Borrowing shall be applied (i) first, to reduce, in the direct order of maturity, the scheduled repayments of the Tranche B Term Loan Borrowings to be made pursuant to this
Section 2.10 on the four consecutive scheduled payment dates next following the date of such prepayment unless and until each such scheduled repayment has been eliminated as a result of reductions hereunder; and (ii) second, to reduce ratably the remaining scheduled repayments of the Tranche B Term Loan Borrowings.

            SECTION 2.11. Prepayment of Loans.

            (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section 2.11.

            (b) In the event and on such occasion that the aggregate Revolving Exposures exceeds the aggregate Revolving Commitments, the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Collateral Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

            (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, promptly after such Net Proceeds are received by Holdings, the Borrower or such Subsidiary (and in any event not later than the fifth Business Day after such Net Proceeds are received), prepay Tranche B Term Loan Borrowings in an aggregate amount equal to:

            (x) in the case of a prepayment event described in clause (c) of the definition of the term "Prepayment Event", (I) 50% of such Net Proceeds if the Leverage Ratio at the end of the immediately preceding fiscal quarter for which financial statements are available is greater than 3.75 to 1.00,
      (II) 25% of such Net Proceeds if the Leverage Ratio at the end of the immediately preceding fiscal quarter for which financial statements are available is greater than 3.25 to 1.00 and less than or equal to 3.75 to
      1.00 and (III) none of such Net Proceeds if the Leverage Ratio at the end of the immediately preceding fiscal quarter is less than or equal to 3.25 to 1.00, and

            (y) in the case of all other Prepayment Events, 100% of such Net Proceeds,

provided that in the case of any event described in clause (a) or (b) of the definition of the term "Prepayment Event", if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 360 days after receipt of such Net Proceeds, to acquire or replace real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Borrower and the Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate, except to the extent of any such Net Proceeds therefrom that have not been so applied or contractually committed in writing by the end of such 360-day period (and, if so contractually committed in writing but not applied prior to the end of such 360-day period, applied within 90 days of the end of such period), promptly after which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

            (d) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2006, the Borrower shall prepay Tranche B Term Loan Borrowings in an aggregate amount equal to:

            (x) the excess of (A) 50% of Excess Cash Flow over (B) prepayments of Tranche B Term Loans under Section 2.11(a) during such fiscal year (other than prepayments with the proceeds from sales of Permitted Securities and Qualified Holdings Debt) for any fiscal year for which the Leverage Ratio at the end of such fiscal year is greater than 3.75 to 1.00,

            (y) the excess of (A) 25% of Excess Cash Flow over (B) prepayments of Tranche B Term Loans under Section 2.11(a) during such fiscal year for any fiscal year for which the Leverage Ratio at the end of such fiscal year is less than or equal to 3.75 to 1.00 and greater than 3.25 to 1.00 and

            (z) none of Excess Cash Flow for any fiscal year for which the Leverage Ratio at the end of such fiscal year is less than or equal to
      3.25 to 1.00.

            Each prepayment pursuant to this paragraph shall be made within five Business Days of the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 95 days after the end of such fiscal year).

            (e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall determine in accordance with Section 2.10(c) the Borrowing or Borrowings to be prepaid and shall specify such determination in the notice of such prepayment pursuant to paragraph (f) of this Section 2.11.

            (f) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 2:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 but shall in no event include premium or penalty.

            SECTION 2.12. Fees.

            (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the aggregate Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears in respect of the Revolving Commitments, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

            (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at a rate equal to 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall be payable on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Effective Date, provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (c) All voluntary prepayments of the Tranche B Term Loans effected on or prior to the first anniversary of the Effective Date with the proceeds of a substantially concurrent issuance or incurrence of new term loans (excluding a refinancing of all the facilities outstanding under this Agreement in connection with another transaction not permitted by this Agreement (as determined prior to giving effect to any amendment or waiver of this Agreement being adopted in connection with such transaction)), shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayments if the Applicable Rate applicable to such new term loans is less than the Applicable Rate applicable to the Tranche B Term Loans on the Effective Date.

            (d) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

            (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

            SECTION 2.13. Interest.

            (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

            (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

            (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section 2.13.

            (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

            (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

            (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

            SECTION 2.15. Increased Costs.

            (a) If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

            (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

            (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

            (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this
Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor, provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Tranche B Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this
Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Notwithstanding the foregoing, no additional amounts shall be due and payable pursuant to this
Section 2.16 to the extent that on the relevant due date the Borrower deposits in a Prepayment Account an amount equal to any payment of Eurodollar Loans otherwise required to be made on a date that is not the last day of the applicable Interest Period; provided that on the last day of the applicable Interest Period, the Administrative Agent shall be authorized, without any further action by or notice to or from the Borrower or any other Loan Party, to apply such amount to the prepayment of such Eurodollar Loans. For purposes of this Agreement, the term "Prepayment Account" shall mean a non-interest bearing account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this Section 2.16.

            SECTION 2.17. Taxes.

            (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the Administrative Agent, Lender or Issuing Bank (as applicable) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as applicable, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this
Section 2.17) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, if any, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), on or prior to the Effective Date in the case of each Foreign Lender that is a signatory hereto, and on the date of assignment pursuant to which it becomes a Lender in the case of each other Lender and from time to time thereafter as reasonably requested by either of the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

            (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section
2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 2.17 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

            SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

            (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 3:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

            (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

            (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Tranche B Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Tranche B Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Tranche B Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Tranche B Term Loans and participations in LC Disbursements and Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

            (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or the Issuing Bank, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

            (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(a), 2.18(d) or 9.03(c),
then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.19. Mitigation Obligations; Replacement of Lenders.

            (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

            SECTION 2.20. Incremental Extensions of Credit. At any time during the Revolving Availability Period, subject to the terms and conditions set forth herein, the Borrower may at any time and from time to time, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to add additional term loans or additional revolving commitments (together, the "Incremental Extensions of Credit") in minimum principal amounts of $25,000,000; provided that such amount may be less than $25,000,000 if such amount represents all the remaining availability under the aggregate principal amount set forth below; provided, further, that (x) immediately prior to and after giving effect to any Incremental Facility Amendment (as defined below), no Default has occurred or is continuing or shall result therefrom and (y) the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenants recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available. The Incremental Extensions of Credit:

            (a) shall be in an aggregate principal amount not exceeding $100,000,000,

            (b) shall rank pari passu in right of payment and right of security in respect of the Collateral with the Revolving Loans and Tranche B Term Loans and

            (c) other than amortization, pricing or maturity date, shall have the same terms as the Tranche B Term Loans or Revolving Commitments, as applicable, existing immediately prior to the effectiveness of such Incremental Facility Amendment (the "Existing Extensions of Credit");

provided that (i) if the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Incremental Extensions of Credit) relating to the Incremental Extensions of Credit that are revolving loans and term loans exceeds the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Existing Extensions of Credit) relating to the Revolving Loans and Tranche B Term Loans, respectively, by more than 0.50%, the Applicable Rate relating to the applicable Existing Extensions of Credit shall be adjusted to be equal to the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Incremental Extensions of Credit) relating to the applicable Incremental Extensions of Credit minus 0.50%, (ii) the Incremental Extensions of Credit in the form of term loans shall not have a final maturity date earlier than the Tranche B Maturity Date, (iii) the Incremental Extensions of Credit in the form of revolving loans shall not have a final maturity date earlier than the Revolving Maturity Date, (iv) the Incremental Extensions of Credit in the form of term loans shall not have a weighted average life that is shorter than that of the then-remaining weighted average life of the Existing Extensions of Credit that are Tranche B Term Loans and (v) the Incremental Extensions of Credit in the form of revolving loans shall not require any mandatory commitment reductions, mandatory prepayments or scheduled payments other than those applicable to the Revolving Loans and Revolving Commitments. The Borrower shall by written notice offer each Lender providing Existing Extensions of Credit (an "Existing Lender") the opportunity for no less than ten
(10) Business Days after delivery of the notice to commit to provide its pro rata portion (based on the amount of its outstanding Tranche B Term Loans or outstanding Revolving Loans and unused Revolving Commitments, as applicable, on the date of such notice) of any requested Incremental Extension of Credit, provided that no Existing Lender shall be obligated to provide any Incremental Extension of Credit unless it so agrees. Any additional bank, financial institution, Existing Lender or other Person that elects to extend Incremental Extensions of Credit shall be reasonably satisfactory to the Borrower and the Administrative Agent and, in the case of Incremental Extensions of Credit in the form of revolving loans, the Issuing Bank (any such bank, financial institution, Existing Lender or other Person being called an "Additional Lender") and shall become a Lender under this Agreement pursuant to an amendment (an "Incremental Facility Amendment") to this Agreement giving effect to the modifications permitted by this Section 2.20 and, as appropriate, the other Loan Documents and executed by the Borrower, each Additional Lender and the Administrative Agent. Commitments in respect of Incremental Extensions of Credit shall be Commitments under this Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.20 (including voting provisions applicable to the Additional Lenders comparable to the provisions of clause (B) of the second proviso of Section 9.02(b)). The effectiveness of any Incremental Facility Amendment shall be subject to the satisfaction on the date thereof (each, an "Incremental Facility Closing Date") of each of the conditions set forth in Section 4.02 (it being understood that all references to "the date of such Borrowing" in such Section 4.02 shall be deemed to refer to the Incremental Facility Closing Date). The proceeds of the Incremental Extensions of Credit shall be used for working capital and general corporate purposes (including Permitted Acquisitions).

                                   ARTICLE III

                         Representations and Warranties

            The Borrower represents and warrants to the Lenders that:

            SECTION 3.01. Organization; Power. Each of Holdings, the Borrower and the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority and all governmental rights, qualifications, approvals, authorizations, permits, accreditations, Reimbursement Approvals, licenses and franchises material to the business of the Borrower and the Subsidiaries taken as a whole that are necessary to own its assets, to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and (c) except where the failure to do so, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party have been duly authorized by all necessary corporate or other action and, if required, stockholder action. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any Requirement of Law applicable to Holdings, the Borrower or any of the Subsidiaries, as applicable, (c) will not violate or result in a default under any indenture or other material agreement or instrument binding upon Holdings, the Borrower or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Borrower or any of the Subsidiaries or give rise to a right of, or result in, termination, cancellation or acceleration of any material obligation thereunder, (d) will not result in a Limitation on any right, qualification, approval, permit, accreditation, authorization, Reimbursement Approval, license or franchise or authorization granted by any Governmental Authority, Third Party

Payor or other Person applicable to the business, operations or assets of the Borrower or any of the Subsidiaries or adversely affect the ability of the Borrower or any of the Subsidiaries to participate in any Third Party Payor Arrangement except for Limitations, individually or in the aggregate, that are not material to the business of the Borrower and the Subsidiaries, taken as a whole, and (e) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any of the Subsidiaries, except Liens created under the Loan Documents. There is no pending or, to the knowledge of the Borrower, threatened Limitation by any Governmental Authority, Third Party Payor or any other Person of any right, qualification, approval, permit, authorization, accreditation, Reimbursement Approval, license or franchise of the Borrower, or any Subsidiary, except for such Limitations, individually or in the aggregate, as are not reasonably likely to result in a Material Adverse Effect. No certifications by any Governmental Authority or any Third Party Payor are required for operation of the business of the Borrower and the Subsidiaries that are not in place, except for such certifications or agreements, the absence of which do not materially and adversely affect the operation of the business.

            SECTION 3.04. Financial Condition; No Material Adverse Change.

            (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and consolidated statements of operations and comprehensive income, stockholders' equity and cash flows (i) as of and for the fiscal years ended December 31, 2001, December 31, 2002, and December 31, 2003, reported on by PricewaterhouseCoopers LLP, independent public accountants, and
(ii) as of and for the fiscal year ended December 31, 2004 certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and the Subsidiaries as of such dates and for such periods in accordance with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

            (b) The Borrower has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of the Effective Date, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by the Borrower to be reasonable), (ii) accurately reflects all adjustments necessary to give effect to the Transactions and (iii) presents fairly, in all material respects, the pro forma financial position of the Borrower and the Subsidiaries as of the Effective Date as if the Transactions had occurred on such date.

            (c) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum, after giving effect to the Transactions, none of the Borrower or its Subsidiaries has, as of the Effective Date, any material direct or contingent liabilities.

            (d) No event, change or condition has occurred that has had, or is reasonably likely to have, a material adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of Holdings, the Borrower and the Subsidiaries, taken as a whole, since December 31, 2003.

            SECTION 3.05. Properties.

            (a) Each of Holdings, the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), free and clear of all Liens, except for Permitted Encumbrances and minor defects in title that do not interfere in any material respect with its ability to conduct its business or to utilize such properties for their intended purposes.

            (b) Each of Holdings, the Borrower and the Subsidiaries owns, licenses or possesses the right to use all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by Holdings, the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, are not reasonably likely to result in a Material Adverse Effect.

            (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by Holdings, the Borrower or any of the Subsidiaries as of the Effective Date after giving effect to the Transactions.

            (d) As of the Effective Date, neither Holdings or the Borrower nor any of the Subsidiaries has received written notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. As of the Effective Date, neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

            SECTION 3.06. Litigation and Environmental Matters.

            (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings, the Borrower or any Subsidiary, threatened against or affecting Holdings, the Borrower or any Subsidiary that are reasonably likely to (i) have a Material Adverse Effect or (ii) adversely affect in any material respect the ability of the Loan Parties to consummate the Transactions or the other transactions contemplated hereby.

            (b) Except with respect to any other matters that, individually or in the aggregate, are not reasonably likely to result in a Material Adverse Effect, neither Holdings, the Borrower nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or (iii) knows of any basis for any Environmental Liability.

            SECTION 3.07. Compliance with Laws and Agreements. Except with respect to any matters that, individually or in the aggregate, are not material to the business of the Borrower and the Subsidiaries, taken as a whole, each of Holdings, the Borrower and the Subsidiaries is in compliance with all material Requirements of Law applicable to it or its property and all material indentures, agreements and other instruments binding upon it or its property.

            SECTION 3.08. Investment and Holding Company Status. Neither Holdings, the Borrower nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

            SECTION 3.09. Taxes. Each of Holdings, the Borrower and the Subsidiaries has timely filed or caused to be filed all Federal and other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so is not reasonably likely to result in a Material Adverse Effect.

            SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably likely to occur that, when taken together with all other such ERISA Events for which liability is reasonably likely to occur, is reasonably likely to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair value of the assets of such Plan.

            SECTION 3.11. Disclosure. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the foregoing shall not apply to any projected financial information other than the projected financial information included in the Information Memorandum, and with respect to such projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered and as of the Effective Date.

            SECTION 3.12. Subsidiaries. Before giving effect to the Merger, Holdings does not have any subsidiaries other than MergerCo. After giving effect to the Merger, as of the Effective Date, Holdings does not have any subsidiaries other than the Borrower and the Subsidiaries, Permitted Joint Ventures and Inactive Subsidiaries listed on Schedule 3.12. Schedule 3.12 sets forth the name of, and the ownership or beneficial interest of Holdings in, each subsidiary, including the Borrower, and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

            SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of Holdings, the Borrower and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. Holdings and the Borrower believe that the insurance maintained by or on behalf of the Borrower and the Subsidiaries is adequate.

            SECTION 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound.

            SECTION 3.15. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (d) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date, in each case after giving effect to any rights of indemnification, contribution or subrogation arising among the Subsidiary Loan Parties pursuant to the Collateral Agreement or by law.

            SECTION 3.16. Senior Indebtedness. The Obligations constitute (a) "Designated Senior Debt" under and as defined in the Senior Subordinated Notes Documents and (b) "Senior Debt" or a comparable term under and as defined in (i) the Existing Subordinated Notes Documents and (ii) the documentation governing any Additional Subordinated Debt.

            SECTION 3.17. Reimbursement from Third Party Payors. The accounts receivable of Holdings, the Borrower and the Subsidiaries have been and will continue to be adjusted to reflect the reimbursement policies required by all applicable Requirements of Law and other Third Party Payor Arrangements to which Holdings, the Borrower or such Subsidiary is subject, and do not exceed in any material respect amounts the Borrower or such Subsidiary is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to usual charges. All billings by Holdings, the Borrower and each Subsidiary pursuant to any Third Party Payor Arrangements have been made in compliance with all applicable Requirements of Law, except where failure to comply would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. There has been no intentional or material over-billing or over-collection by the Borrower or any Subsidiary pursuant to any Third Party Payor Arrangements, other than as created by routine adjustments and disallowances made in the ordinary course of business by the Third Party Payors with respect to such billings.

            SECTION 3.18. Fraud and Abuse. None of Holdings, the Borrower or any Subsidiary, nor any of their respective partners, members, stockholders, officers or directors, acting on behalf of Holdings, the Borrower or any Subsidiary, have engaged on behalf of Holdings, the Borrower or any Subsidiary in any activities that are prohibited under 42 U.S.C. Section 1320a-7, 42 U.S.C.
Section 1320a-7a, 42 U.S.C. Section 1320a-7b, 42 U.S.C. Section 1395nn, 31 U.S.C. Section 3729 et seq., or the regulations promulgated thereunder, or related Requirements of Law, or under any similar state law or regulation, or that are prohibited by binding rules of professional conduct, including (a) knowingly and willfully making or causing to be made a false statement or misrepresentation of a material fact in any application for any benefit or payment, (b) knowingly and willfully making or causing to be made any false statement or misrepresentation of a material fact for use in determining rights to any benefit or payment, (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently, (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (i) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made, in whole or in part, pursuant to any Third Party Payor Arrangement to which the foregoing rules and regulations apply or (ii) in return for purchasing, leasing or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service or item for which payment may be made, in whole or in part, pursuant to any Third Party Payor Arrangement to which the foregoing rules and regulations apply and (e) making any prohibited referral for designated health services, or presenting or causing to be presented a claim or bill to any individual, Third Party Payor or other entity for designated health services furnished pursuant to a prohibited referral. Neither Holdings, the Borrower nor any Subsidiary shall be considered to be in breach of this Section 3.18 so long as (a) it shall have taken such actions (including implementation of appropriate internal controls) as may be reasonably necessary to prevent such prohibited actions and (b) such prohibited actions as have occurred, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

                                   ARTICLE IV

                                   Conditions

            SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived):

            (a) The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

            (b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Ropes & Gray LLP, counsel for Holdings and the Borrower, substantially in the form of Exhibit B-1, and (ii) local counsel in each jurisdiction where a Subsidiary is organized as specified on Schedule 4.01 or a Mortgaged Property is located, substantially in the form of Exhibit B-2, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request.

            (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

            (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer, confirming compliance with the conditions set forth in paragraphs (a) and (b) of
      Section 4.02 (other than, with respect to paragraph (a) of Section 4.02, the representation and warranty set forth in paragraph (d) of Section 3.04, which representation and warranty need not be made on the Effective
      Date).

            (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

            (f) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received (i) a completed Perfection Certificate dated the Effective Date and signed by a Financial Officer and a legal officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released and (ii) control agreements for each deposit and securities account as contemplated by the Collateral Agreement, provided that the Collateral Agent may, in its reasonable judgment, grant extensions of time for compliance with the Collateral and Guarantee Requirement by any Loan Party.

            (g) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 is in effect.

            (h) The Borrower shall have received (or simultaneously with the initial funding of the Loans shall receive) gross cash proceeds of $660,000,000 from the issuance of the Senior Subordinated Notes. The terms and conditions of the Senior Subordinated Notes and the form and substance of the Senior Subordinated Notes Documents shall be reasonably satisfactory to the Lenders. The Administrative Agent shall have received copies of the Senior Subordinated Notes Documents, certified by a Financial Officer as complete and correct in all material respects.

            (i) All requisite material Governmental Authorities and third parties shall have approved or consented to the Transactions, all applicable waiting or appeal periods (including any extensions thereof) shall have expired and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose materially burdensome conditions on the Transactions.

            (j) The Lenders shall have received a pro forma consolidated balance sheet of Holdings as of the Effective Date, reflecting all pro forma adjustments as if the Transactions had been consummated on such date, and such pro forma consolidated balance sheet shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders. After giving effect to the Transactions, none of Holdings, the Borrower or any Subsidiary shall have outstanding any preferred stock or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents, (ii) the Senior Subordinated Notes, (iii) preferred stock issued to Investors in connection with the Transactions and (iv) Indebtedness set forth on Schedule 6.01. The terms and conditions of (a) all Indebtedness to remain outstanding after the Effective Date (including terms and conditions relating to interest rates, fees, amortization, maturity, redemption, subordination, covenants, events of default and remedies) and (b) all preferred stock to be issued in connection with the Transactions or to remain outstanding after the Effective Date (including terms and conditions relating to cash dividend payments, dividend rates, redemption, subordination, covenants, conversion, voting rights, events of default and remedies) shall be in compliance with this Agreement or otherwise reasonably satisfactory in all material respects to the Lenders.

            (k) All obligations under or relating to the Existing Credit Agreement (other than customary indemnification obligations) and all liens, guarantees and security interests granted in respect thereof (including all adequate protection obligations related thereto) shall have been discharged, and the terms and conditions of such discharge shall be satisfactory to the Administrative Agent. The Administrative Agent shall have received payoff and release letters with respect to the Existing Credit Agreement in form and substance reasonably satisfactory to the Administrative Agent.

            (l) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer, confirming that since December 31, 2003, there has been no event, change, condition, circumstance or state of facts or aggregation of events, changes, conditions, circumstances or state of facts, that has had or could reasonably be expected to have, individually or in the aggregate, (i) a material adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of Holdings, the Borrower and the Subsidiaries taken as a whole, whether or not covered by insurance, or
      (ii) a material adverse effect on the ability of the Borrower to perform its obligations under the Loan Documents, provided that for purposes of this paragraph (l) only, a "material adverse effect" shall not be deemed to include any such material adverse effect arising as a result of conditions, events or circumstances (other than any changes or proposed changes in any statute, law, ordinance, rule, regulation, New York Stock Exchange or other stock exchange rule or listing requirement, permit or authorization, including changes or proposed changes in payment or reimbursement by government payors, but excluding the final regulatory changes announced by the Center for Medicare and Medicaid Services on August 2, 2004 applicable to long-term acute care hospitals operated as "hospitals within hospitals") affecting either (x) the United States economy generally or (y) the industry of Holdings, the Borrower and the Subsidiaries generally, which in each case does not have a materially disproportionate effect on Holdings, the Borrower and the Subsidiaries, taken as a whole.

            (m) The Lenders shall have received (i) audited consolidated balance sheets and consolidated statements of operations and comprehensive income, stockholders' equity and cash flows of the Borrower as of and for the fiscal years ended December 31, 2001, December 31, 2002, and December 31, 2003 (and of SemperCare for the fiscal year ended December 31, 2003, the six months ended December 31, 2002 and the fiscal year ended June 30,
      2002) and, if available, the audited financial statements for the fiscal year ending December 31, 2004, which in any event shall be provided within 75 days of fiscal year end, and in the case of the Borrower (and when available in the case of SemperCare) related notes thereto, accompanied by a true and correct copy of the reports thereon by PricewaterhouseCoopers LLP, independent public accountants, and (ii) unaudited consolidated balance sheets and consolidated statements of operations and comprehensive income, stockholders' equity and cash flows of the Borrower (and SemperCare) for each subsequent fiscal quarter at least 40 days before the Effective Date (and comparable periods for the prior fiscal year).

            (n) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the president or a vice president of the Borrower or a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, together with such other evidence reasonably requested by the Lenders, confirming the solvency of the Borrower and the Subsidiaries on a consolidated basis after giving effect to the Transactions.

            (o) The Transactions shall have been consummated or shall be consummated simultaneously with the Effective Date in accordance with applicable law, the Merger Agreement, the SemperCare Acquisition Agreement and all other related documentation (in each case without giving effect to any amendments or waivers to or of such documents that are adverse in any material respect to the Lenders not approved by the Arrangers). No more than 8% of the outstanding common stock of the Borrower at the time the Merger is consummated shall constitute shares held by holders who properly exercise appraisal rights.

            (p) The Equity Contributions shall have been made.

            (q) The Debt Tender Offers shall have been consummated or shall be consummated substantially simultaneous with the initial funding of the Loans.

            (r) There shall be no litigation, arbitration, administrative proceeding or consent decree that could reasonably be expected to have a material adverse effect on (a) the business, operations, performance, properties, condition (financial or otherwise), prospects or material agreements of or applicable to Holdings, the Borrower or the Subsidiaries, taken as a whole, after giving effect to the Transactions or (b) the ability of the parties to consummate the Transactions.

            (s) The Lenders shall be reasonably satisfied in all respects with any tax sharing agreements among Holdings, the Borrower and the Subsidiaries after giving effect to the Transactions, and with the plans of Holdings with respect thereto.

            (t) The consummation of the Transactions shall not (i) violate any applicable law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default under, any material agreement of Holdings, the Borrower or any Subsidiary, after giving effect to the Transactions, in each case which could reasonably be expected to have (1) a material adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of Holdings, the Borrower and the Subsidiaries, taken as a whole, or (2) a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement.

            (u) The Lenders shall have received a certificate, dated the Effective Date and signed by a financial officer of Holdings, certifying that, after giving effect to the Transactions, (i) the Holdings Leverage Ratio for the period of four fiscal quarters ending on December 31, 2004, determined on a Pro Forma Basis after giving effect to the Transactions, does not exceed 6.10 to 1.00, (ii) the Leverage Ratio for the period of four fiscal quarters ending on December 31, 2004, determined on a Pro Forma Basis after giving effect to the Transactions, shall not exceed 5.50 to 1.00 and (iii) Holdings' Consolidated EBITDA for the period of four fiscal quarters ending on December 31, 2004 is greater than $264,000,000.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

            SECTION 4.02. Each Credit Event. The obligation of each Lender to make any Loan and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

            (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified by "materially", "Material Adverse Effect" or a similar term, in which case such representation and warranty shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct (or true and correct in all material respects, as the case may be) as of such earlier date).

            (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing (provided that a conversion or continuation of a Borrowing shall not constitute a "Borrowing" for purposes of this Section 4.02) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this
Section 4.02.

                                    ARTICLE V

                              Affirmative Covenants

            Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

            SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent (for distribution to each Lender):

            (a) within 90 days (or such shorter period as the SEC shall specify for the filing of annual reports on Form 10-K) after the end of each fiscal year of the Borrower commencing with the fiscal year ended December 31, 2004, (i) its audited consolidated balance sheet and consolidated statements of operations and comprehensive income, stockholders' equity and cash flows as of the end of and for such fiscal year, and the related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and
      (ii) if at any time the Borrower is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Borrower and its consolidated Subsidiaries;

            (b) within 45 days (or such shorter period as the SEC shall specify for the filing of quarterly reports on Form 10-Q) after the end of each of the first three fiscal quarters of each fiscal year of the Borrower commencing with the fiscal quarter ending March 31, 2005, its consolidated balance sheet and consolidated statements of operations and comprehensive income, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then-elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

            (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth (A) reasonably detailed calculations demonstrating compliance with Sections 6.12, 6.13 and 6.14 (including (x) any prepayment of the Loans as set forth in the definition of "Leverage Ratio" and (y) any exercise of the rights set forth in Section 7.02) and (B) in the case of financial statements delivered under paragraph (a) above beginning in 2007 with respect to fiscal year 2006, reasonably detailed calculations of Excess Cash Flow,
      (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (iv) certifying as to the calculation of Consolidated EBITDA on a Pro Forma Basis for the four fiscal quarter period ending on the date of such financial statements and accompanied by reasonably detailed supporting evidence, it being understood that each of the calculations described in this paragraph (c) shall provide a reconciliation to the financial statements delivered under paragraphs (a) and (b) above;

            (d) concurrently with any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any

      Default and, if such knowledge has been obtained, describing such Default (which certificate may be limited to the extent required by accounting rules or guidelines);

            (e) concurrently with the issuance of any Indebtedness permitted by Sections 6.01(a)(xii) and (xiii), or a Restricted Payment permitted by
      Section 6.08(a)(x), a certificate of a Financial Officer certifying as to
      (i) the Holdings Leverage Ratio or Leverage Ratio, as the case may be, accompanied by reasonably detailed supporting evidence, (ii) the use of proceeds from such issuance and (iii) whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, it being understood that each of the calculations described in this paragraph (e) shall provide a reconciliation to the financial statements delivered under paragraphs (a) and (b) above;

            (f) within 30 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and consolidated statements of projected operations and cash flows as of the end of and for such fiscal year) and, promptly when available, any significant revisions of such budget;

            (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC or with any national securities exchange, as applicable; and

            (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary or any Plan, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

            SECTION 5.02. Notices of Material Events. Holdings and the Borrower will furnish to the Administrative Agent (for distribution to each Lender), through the Administrative Agent, written notice of the following promptly after obtaining knowledge thereof:

            (a) the occurrence of any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Borrower or any Subsidiary that, if adversely determined, is reasonably likely to result in a Material Adverse Effect;

            (c) the occurrence of any ERISA Event that alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $10,000,000;

            (d) the receipt by Holdings, the Borrower or any Subsidiary of (i) any notice of any loss of (A) accreditation from the Joint Commission on Accreditation of Healthcare Organizations or (B) any governmental right, qualification, permit, accreditation, approval, authorization, Reimbursement Approval, license or franchise or (ii) any notice, compliance order or adverse report issued by any Governmental Authority or Third Party Payor that, if not promptly complied with or cured, could result in (A) the suspension or forfeiture of any material governmental right, qualification, permit, accreditation, approval, authorization, Reimbursement Approval, license or franchise necessary for the Borrower or any Subsidiary to carry on its business as now conducted or as proposed to be conducted or (B) any other material Limitation imposed upon the Borrower or any Subsidiary;

            (e) any Change in Law of the type described in clause (a) or (b) of such definition relating to any Third Party Payor Arrangement that could reasonably be expected to have a material and adverse effect on the ability of the Borrower or any Subsidiary to carry on its business as now conducted or as proposed to be conducted; and

            (f) any other development that results in, or is reasonably likely to result in, a Material Adverse Effect.

      Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 5.03. Information Regarding Collateral.

            (a) The Borrower will furnish to the Collateral Agent prompt written notice (but in no event later than 90 days) of any change (i) in any Loan Party's corporate name, (ii) in the jurisdiction of incorporation or organization of any Loan Party or (iii) in any Loan Party's organizational identification number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

            (b) Each year, at the time of delivery of annual financial statements pursuant to Section 5.01(a), the Borrower shall deliver to the Collateral Agent a certificate executed by a Financial Officer and the chief legal officer of the Borrower setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section.

            SECTION 5.04. Existence; Conduct of Business. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, permits, approvals, accreditations, authorizations, Reimbursement Approvals, licenses, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

            SECTION 5.05. Payment of Obligations. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, pay its Tax liabilities, before the same shall become delinquent or in default, except where
(a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest is not reasonably likely to result in a Material Adverse Effect.

            SECTION 5.06. Maintenance of Properties. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

            SECTION 5.07. Insurance. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies (which may include self-insurance), (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

            SECTION 5.08. Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents.

            SECTION 5.09. Books and Records; Inspection and Audit Rights. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties during normal business hours, to examine and make extracts from its books and records, including environment assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that the Borrower shall be provided the opportunity to participate in any such discussions with its independent accountants), all at such reasonable times and as often as reasonably requested.

            SECTION 5.10. Compliance with Laws. Each of Holdings and the Borrower will cause each of the Subsidiaries to comply with all Requirements of Law, including Environmental Laws, applicable to it or its property, except where the failure to do so, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect.

            SECTION 5.11. Use of Proceeds and Letters of Credit. The proceeds of the Tranche B Term Loans and any Revolving Loans borrowed on the Effective Date will be used by the Borrower on the Effective Date solely for (a) first, the payment of the Transaction Costs, (b) second, the payment of all principal, interest, fees and other amounts outstanding under the Existing Credit Agreement, (c) third, the repurchase of the Existing Subordinated Notes tendered (and not withdrawn) pursuant to the Debt Tender Offers, including any premium payments associated therewith, and (d) fourth, together with the Equity Contributions, cash on hand of the Borrower and the proceeds of the Senior Subordinated Notes, the payment of the Merger Consideration. The proceeds of the Revolving Loans (except as described above), Swingline Loans and Letters of Credit will be used only for working capital and for other general corporate purposes. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

            SECTION 5.12. Additional Subsidiaries; Succeeding Holdings.

            (a) If any additional Subsidiary (other than a Consolidated Practice) is formed or acquired after the Effective Date (or if (x) any Inactive Subsidiary that is not a Subsidiary Loan Party ceases to qualify as an Inactive Subsidiary or (y) a Permitted Joint Venture that is not otherwise a Permitted Joint Venture Loan Party becomes a wholly owned Subsidiary of the Borrower), the Borrower will, promptly after such Subsidiary is formed or acquired, notify the Collateral Agent and the Lenders (through the Administrative Agent) thereof and promptly cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

            (b) Upon the addition of a Succeeding Holdings, the Borrower will notify the Collateral Agent and the Lenders (through the Administrative Agent) thereof and promptly cause the Collateral and Guarantee Requirement to be satisfied with respect to the Succeeding Holdings.

            SECTION 5.13. Further Assurances.

            (a) Each of Holdings, each Succeeding Holdings and the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. Each of Holdings and the Borrower also agrees to provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

            (b) If any material assets (including any real property (other than any leased real property) or improvements thereto or any interest therein, other than any real property with a fair value of less than $2,500,000) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Collateral Agreement that become subject to the Lien in favor of the Collateral Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph
(a) of this Section 5.13, all at the expense of the Loan Parties, provided that the Collateral Agent may, in its reasonable judgment, grant extensions of time for compliance or exceptions with the provisions of this paragraph by any Loan Party.

            SECTION 5.14. Post Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 5.14, in each case within the time limits specified on such schedule; provided that the Administrative Agent or Collateral Agent, as applicable, may in its reasonable judgment, grant extensions of up to 30 days for compliance or exceptions with the provisions of this paragraph.

                                   ARTICLE VI

                               Negative Covenants

            Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

            SECTION 6.01. Indebtedness; Certain Equity Securities.

            (a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

            (i) Indebtedness created under the Loan Documents;

            (ii) the Senior Subordinated Notes;

            (iii) the Existing Subordinated Notes, to the extent not repurchased pursuant to the Debt Tender Offers;

            (iv) Indebtedness existing on the Effective Date and set forth in
      Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness, provided that such extending, renewal or replacement Indebtedness (A) shall not be in a principal amount that exceeds the principal amount of the Indebtedness being extended, renewed or replaced (plus accrued interest and premium thereon), (B) shall not have an earlier maturity date or a decreased weighted average life than the Indebtedness being extended, renewed or replaced, (C) shall be subordinated to the Obligations on the same terms (or, from a Lender's perspective, better terms) as the Indebtedness being extended, renewed or replaced and (D) there is no obligor of such Indebtedness that is not either (x) an obligor of such Indebtedness on the Effective Date or (y) otherwise permitted to incur such Indebtedness by another clause of this Section 6.01;

            (v) Indebtedness of the Borrower owed to any Subsidiary and of any Subsidiary owed to the Borrower or any other Subsidiary, provided that Indebtedness of the Borrower owed to any Subsidiary and Indebtedness of any Subsidiary Loan Party owed to the Borrower or any other Subsidiary shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent; provided further that, (A) Indebtedness owed to any Insurance Subsidiary by the Borrower or any other Subsidiary shall be limited in principal amount to the aggregate amount of Investments made in such Insurance Subsidiary pursuant to Section 6.04(xx) and (B) notwithstanding the first proviso above, such Indebtedness shall only be subordinated to the extent permitted by applicable laws or regulations;

            (vi) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary, provided that (A) the Indebtedness so Guaranteed is permitted by this Section 6.01, (B) Guarantees permitted under this clause (vi) shall be subordinated to the Obligations of the Borrower or the applicable Subsidiary to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations and (C) except in the case of Foreign Subsidiaries that provide Guarantees of Indebtedness of other Foreign Subsidiaries, no Subsidiary shall Guarantee any Indebtedness unless it is a Subsidiary Loan Party;

            (vii) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed by the Borrower or any Subsidiary in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (including the principal and any accrued but unpaid interest or premium in respect thereof), provided that (A) such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause
      (vii) shall not exceed at any time outstanding the greater of (x) $40,000,000 and (y) 6.0% of Consolidated Tangible Assets as of the end of the immediately preceding fiscal quarter;

            (viii) (A) Indebtedness of any Person that becomes a Subsidiary after the date hereof, provided that (1) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (2) the aggregate amount of Indebtedness permitted by this clause (viii) (including subclause (B)) shall not exceed $50,000,000 at any time outstanding, and (B) any refinancings, renewals and replacements of any such Indebtedness pursuant to the preceding clause (A) that do not increase the outstanding principal amount (plus accrued interest and premium) thereof;

            (ix) Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

            (x) Indebtedness of the Borrower or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations, in each case provided in the ordinary course of business;

            (xi) Indebtedness of any Loan Party pursuant to Swap Agreements permitted by Section 6.07;

            (xii) with respect to Holdings, Qualified Holdings Debt; provided that other than with respect to any additional principal amounts resulting from the accrual of pay-in-kind interest, (A) such Indebtedness may only be issued or incurred to the extent that after giving effect to the incurrence of such additional Indebtedness on a Pro Forma Basis, the Holdings Leverage Ratio would be less than 5.85 to 1.00 and (B) no Default has occurred and is continuing or would result therefrom;

            (xiii) with respect to the Borrower and the Guarantors, Additional Subordinated Debt, provided that the Net Proceeds of such Additional Subordinated Debt are used, promptly after such Net Proceeds are received,
      (A) to consummate one or more Permitted Acquisitions so long as after giving effect to the incurrence of such Additional Subordinated Debt and such Permitted Acquisitions on a Pro Forma Basis, the Leverage Ratio would be less than the Leverage Ratio set forth in Section 6.13 for such date minus 0.25, (B) to refinance or replace the Senior Subordinated Notes (or Additional Subordinated Debt incurred for that purpose) or (C) to prepay Tranche B Term Loans pursuant to Section 2.11(a); provided further that no Default has occurred and is continuing or would result therefrom;

            (xiv) Indebtedness representing deferred compensation to employees of the Borrower and the Subsidiaries incurred in the ordinary course of business;

            (xv) Indebtedness in respect of promissory notes issued to physicians, consultants, employees or directors or former employees, consultants or directors in connection with repurchases of Equity Interests permitted by Section 6.08(a)(iii);

            (xvi) Indebtedness of any Foreign Subsidiary or any Subsidiary of the Borrower that is not a Loan Party in an amount not to exceed $20,000,000 at any time outstanding;

            (xvii) Additional Senior Debt, to the extent the Net Proceeds of such Additional Senior Debt are used, promptly after such Net Proceeds are received by the Borrower, (A) to prepay Tranche B Term Loans pursuant to
      Section 2.11(a) or (B) to refinance or replace Additional Senior Debt incurred for that purpose; provided in each case that after giving effect to the incurrence of such Additional Senior Debt on a Pro Forma Basis, no Default has occurred and is continuing or would result therefrom; and

            (xviii) other Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount not exceeding $120,000,000 less amounts incurred pursuant to Section 6.01(a)(vii) at any time outstanding.

            (b) The Borrower will not, and Holdings and the Borrower will not permit any Subsidiary to, issue any preferred Equity Interests.

            (c) Holdings will not issue any preferred Equity Interests other than Qualified Preferred Stock.

            SECTION 6.02. Liens. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (i) Liens created by the Loan Documents;

            (ii) Permitted Encumbrances;

            (iii) any Lien on any property or asset of the Borrower or any Subsidiary existing on the Effective Date and set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (B) such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (plus accrued interest and premium thereon);

            (iv) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, provided that
      (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as applicable, (B) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as applicable, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (plus accrued interest and premium thereon);

            (v) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary, provided that (A) such security interests secure Indebtedness permitted by clause (vii) of
      Section 6.01(a), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

            (vi) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

            (vii) Liens arising out of sale and leaseback transactions permitted by Section 6.06;

            (viii) Liens granted by a Subsidiary that is not a Loan Party in favor of the Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;

            (ix) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any Subsidiary;

            (x) Liens on assets of any Foreign Subsidiary securing Indebtedness (and related obligations) permitted by Section 6.01(a) (xvi); and

            (xi) Liens on assets of the Borrower or the Subsidiaries not otherwise permitted by this Section 6.02, so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds $10,000,000 at any time outstanding, provided that in no event shall Holdings, the Borrower or any Subsidiary create, incur, assume or permit to exist any Lien on any Equity Interests of the Borrower or any Subsidiary.

            SECTION 6.03. Fundamental Changes.

            (a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person may merge into the Borrower in a transaction in which the surviving entity is a Person organized or existing under the laws of the United States of America, any State thereof or the District of Columbia and, if such surviving entity is not the Borrower, such Person expressly assumes, in writing, all the obligations the Borrower under the Loan Documents, (ii) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and, if any party to such merger is a Subsidiary Loan Party, is or becomes a Subsidiary Loan Party concurrently with such merger, (iii) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (iv) any asset sale permitted by Section 6.05(g) may be effected through the merger of a subsidiary of the Borrower with a third party, provided that any such merger referred to in clauses (i), (ii) or (iv) above involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

            (b) The Borrower will not, and Holdings and the Borrower will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the Effective Date and businesses reasonably related or incidental thereto.

            (c) Holdings will not engage in any business or activity other than the ownership of all the outstanding shares of capital stock of the Borrower and engaging in corporate and administrative functions and other activities incidental thereto. Holdings will not own or acquire any assets (other than Equity Interests of the Borrower and the cash proceeds of any Restricted Payments permitted by Section 6.08 or proceeds of any issuance of Indebtedness or Equity Interests permitted by this Agreement pending application as required by this Agreement) or incur any liabilities (other than liabilities under and permitted to be incurred under the Loan Documents and liabilities reasonably incurred in connection with its maintenance of its existence and activities incidental thereto.

            SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, purchase or acquire (including

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pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make any loans or advances to, Guarantee any obligations of, or make any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (collectively, "Investments"), except:

            (i) Permitted Acquisitions;

            (ii) Permitted Investments;

            (iii) Investments set forth on Schedule 6.04;

            (iv) Investments by Holdings in the Borrower and by the Borrower and the Subsidiaries in Equity Interests in their respective Subsidiaries, provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Collateral Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in the definition of "Collateral and Guarantee Requirement") and (B) the aggregate amount of investments (other than investments set forth on Schedule 6.04) by Loan Parties in Subsidiaries that are not Loan Parties (together with outstanding intercompany loans permitted under clause (B) to the proviso to Section 6.04(v) and outstanding Guarantees permitted to be incurred under clause (B) to the proviso to Section 6.04(vi)) shall not exceed $15,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);

            (v) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary, provided that (A) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Collateral Agreement and (B) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (together with outstanding investments permitted under clause (B) to the proviso to
      Section 6.04(iv) and outstanding Guarantees permitted under clause (B) to the proviso to Section 6.04(vi)) shall not exceed $15,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);

            (vi) Guarantees constituting Indebtedness permitted by Section 6.01, provided that (and without limiting the foregoing) the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party (together with outstanding investments permitted under clause (B) to the proviso to Section 6.04(iv) and outstanding intercompany loans permitted under clause (B) to the proviso to Section 6.04(v)) shall not exceed $15,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);

            (vii) receivables or other trade payables owing to the Borrower or any Subsidiary if created or acquired in the ordinary course of business consistent with past practice and payable or dischargeable in accordance with customary trade terms, provided that such trade terms may include such concessionary trade terms as the Borrower or any such Subsidiary deems reasonable under the circumstances;

            (viii) Investments consisting of Equity Interests, obligations, securities or other property received in settlement of delinquent accounts of and disputes with customers and suppliers in the ordinary course of business and owing to the Borrower or any Subsidiary or in satisfaction of judgments;

            (ix) Investments by the Borrower or any Subsidiary in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

            (x) loans or advances by the Borrower or any Subsidiary to employees made in the ordinary course of business (including travel, entertainment and relocation expenses) of the Borrower or any Subsidiary not exceeding $2,500,000 in the aggregate at any time outstanding (determined without regard to any write-downs or write-offs of such loans or advances);

            (xi) Investments in the form of Swap Agreements permitted by Section 6.07;

            (xii) Investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or consolidates or merges with the Borrower or any of the Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger;

            (xiii) Investments received in connection with the dispositions of assets permitted by Section 6.05;

            (xiv) Investments constituting deposits described in clauses (c) and
      (d) of the definition of the term "Permitted Encumbrances";

            (xv) Investments in Permitted Joint Ventures in an amount determined at cost not to exceed $50,000,000 outstanding at any time plus an amount equal to any returns (including dividends, interest, distributions, returns of principal and profits on sale) actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made);

            (xvi) Investments in Permitted Real Estate Joint Ventures in an aggregate amount not to exceed $100,000,000 outstanding at any time;

            (xvii) payments, loans, advances to, and investments in, Consolidated Practices in the ordinary course of business and consistent with past practice in satisfaction of their obligations under any management services agreements;

            (xviii) Investments by the Borrower or any Subsidiary (including Investments in Permitted Joint Ventures) in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future advances, not exceeding the Available Amount immediately prior to the time of the making of any such Investment;

            (xix) Investments by the Borrower or any Subsidiary (including Investments in Permitted Joint Ventures) in an aggregate amount not to exceed the sum of (A) $80,000,000 and (B) an amount equal to any returns (including dividends, interest, distributions, returns of principal and profits on sale) actually theretofore received in cash in respect of any such investment, loan or advance (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made); and

            (xx) Investments, loans and advances by the Borrower or any Subsidiary to any Insurance Subsidiary in an amount equal to (A) the capital required under the applicable laws or regulations of the jurisdiction in which such Insurance Subsidiary is formed or determined by independent actuaries as prudent and necessary capital to operate such Insurance Subsidiary plus (B) any reasonable general corporate and overhead expenses of such Insurance Subsidiary.

            SECTION 6.05. Asset Sales. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to the Borrower or another Subsidiary in compliance with Section 6.04), except:

            (a) sales, transfers and dispositions of (i) inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business;

            (b) sales, transfers and dispositions to the Borrower or any Subsidiary, provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

            (c) sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof consistent with past practice;

            (d) sales, transfers and dispositions of property to the extent such property constitutes an investment permitted by clauses (ii), (viii),
      (xii) and (xiv) of Section 6.04;

            (e) sale and leaseback transactions permitted by Section 6.06;

            (f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary;

            (g) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this
      Section 6.05, provided that the aggregate fair value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (g) shall not exceed $100,000,000 during the term of this Agreement (excluding any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2,500,000); and

            (h) exchanges of property for similar replacement property for fair value;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (b), (c) and (f) above) shall be made for fair value and (other than those permitted by paragraphs (b), (d) and (h) above) for at least 75% cash consideration, plus (for all such sales, transfers, leases and other dispositions permitted hereby) an aggregate additional amount of non-cash consideration in the amount of $20,000,000 (it being understood that for purposes of paragraph (a) above, accounts receivable received in the ordinary course and any property received in exchange for used, obsolete, worn out or surplus equipment or property and any non-cash consideration that was actually converted into cash within 6 months following the applicable sale, transfer, lease or other disposition by the Borrower or any of its Subsidiaries shall be deemed to constitute cash consideration).

            SECTION 6.06. Sale and Leaseback Transactions. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (x) any such sale of any fixed or capital assets by the Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 120 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset or (y) sale and leaseback transactions with respect to properties acquired after the Effective Date, where the Fair Market Value of such properties in the aggregate does not to exceed $50,000,000.

            SECTION 6.07. Swap Agreements. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of the Subsidiaries) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

            SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness.

            (a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

            (i) each of Holdings and the Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock;

            (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, membership or partnership interests or other similar Equity Interests;

            (iii) Holdings may (or may make Restricted Payments to allow a Parent to) purchase or redeem (and the Borrower may declare and pay dividends or make other distributions to Holdings, the proceeds of which are used by Holdings or a Parent to purchase or redeem) Equity Interests of Holdings or a Parent acquired by employees, consultants or directors of Holdings, the Borrower or any Subsidiary upon such Person's death, disability, retirement or termination of employment, provided that the aggregate amount of such purchases or redemptions under this clause (iii) shall not exceed $5,000,000 in any fiscal year (and, to the extent that the aggregate amount of purchases or redemptions made in any fiscal year pursuant to this clause (iii) is less than $5,000,000, the amount of such difference may be carried forward and used for such purpose in the following fiscal year);

            (iv) the Borrower may make Restricted Payments to Holdings to be used by Holdings solely to pay (or to make Restricted Payments to allow a Parent to pay) its franchise taxes and other fees required to maintain its corporate existence and to pay for general corporate and overhead expenses (including salaries and other compensation of employees) incurred by Holdings or a Parent in the ordinary course of its business, provided that such Restricted Payments shall not exceed $5,000,000 in any fiscal year;

            (v) the Borrower may make Restricted Payments to Holdings in an amount necessary to enable Holdings to pay (or make Restricted Payments to allow a Parent to pay) the Taxes directly attributable to (or arising as a result of) the operations of a Parent, Holdings, the Borrower and the Subsidiaries, provided that (A) the amount of such Restricted Payments shall not exceed the amount that the Borrower and the Subsidiaries would be required to pay in respect of Federal, state and local taxes were the Borrower and the Subsidiaries to pay such taxes as stand-alone taxpayers (including any interest or penalties thereon, if applicable) and (B) all Restricted Payments made to Holdings or a Parent pursuant to this clause (v) are used by Holdings or a Parent for the purposes specified herein within 20 days of the receipt thereof;

            (vi) cashless repurchases of Equity Interests of Holdings deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

            (vii) Holdings may, not later than five Business Days following the consummation of the Additional Equity Offering (or may make Restricted Payments to a Parent so that a Parent may), repurchase shares of its or its Parent's common stock from the Permitted Investors using the proceeds of the Additional Equity Offering;

            (viii) the Borrower may make Restricted Payments to Holdings to pay management, consulting and advisory fees to any Sponsor or Sponsor Affiliate to the extent permitted by Section 6.09;

            (ix) the Borrower may make Restricted Payments to Holdings in an amount necessary to permit Holdings to pay (or to make Restricted Payments to allow a Parent to pay) interest in cash (including interest previously paid "in kind" or added to the principal amount thereof) on Qualified Holdings Debt, but only to the extent the proceeds (together with a pro rata portion of related transaction expenses paid from such proceeds) of which were used to make Capital Expenditures (without giving effect to the proviso in the definition of the term "Capital Expenditures"), prepay Tranche B Term Loans, make Investments pursuant to Section 6.04(xvii) or repay, redeem, defease or otherwise refinance the Holdings Senior Subordinated Notes (or any Qualified Holdings Debt previously issued hereunder) or were Otherwise Applied, provided that (A) the Borrower has made all prepayments required pursuant to Section 2.11(d) prior to or contemporaneously with any such payment of interest, (B) no Default has occurred and is continuing or would result therefrom and (C) all Restricted Payments made pursuant to this clause (ix) are used by Holdings or a Parent for the purposes specified herein within 20 days of receipt thereof;

            (x) the Borrower and the Subsidiaries may make additional Restricted Payments (and Holdings may make Restricted Payments with such amounts received from the Borrower) in an aggregate amount not exceeding the Available Amount immediately prior to the time of the making of such Restricted Payment; provided that (A) immediately prior to and after giving effect to such Restricted Payment, the Leverage Ratio is less than or equal to 4.00 to 1.00 and (B) no Default has occurred and is continuing or would result therefrom;

            (xi) the Borrower may make Restricted Payments to Holdings to pay any non-recurring fees, cash charges and cost expenses incurred in connection with the issuance of Equity Interests or Indebtedness, in each case only to the extent that such transaction is not consummated;

            (xii) payments to former stockholders of the Borrower in connection with the exercise of appraisal rights under applicable law;

            (xiii) the Merger Consideration paid on or promptly following the Effective Date;

            (xiv) the Borrower and its Subsidiaries may make additional Restricted Payments (and Holdings may make Restricted Payments with such amounts received from the Borrower) in an aggregate amount not to exceed $40,000,000 provided that no Default or Event of Default has occurred and is continuing or would result therefrom; and

            (xv) subject to the requirements of Section 2.11, Holdings may make Restricted Payments with the Net Proceeds received by Holdings from any issuance of any Equity Interests (or capital contribution in respect thereof) or Qualified Holdings Debt to the extent such Net Proceeds are not contributed or otherwise received by the Borrower or any of the Subsidiaries; provided that no Default or Event of Default has occurred and is continuing or would result therefrom,

            (b) The Borrower will not nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of, any Subordinated Indebtedness (other than intercompany loans among Subsidiaries and the Borrower), except:

            (i) payment of regularly scheduled interest and principal payments as and when due in respect of any Subordinated Indebtedness, other than as prohibited by the subordination provisions thereof;

            (ii) the conversion or exchange of any Subordinated Indebtedness into, or redemption, repurchase, prepayment, defeasance or other retirement of any such Indebtedness with the Net Proceeds of the issuance by Holdings or a Parent of, (A) Equity Interests (or capital contributions in respect thereof) after the Effective Date to the extent not Otherwise Applied or (B) Qualified Holdings Debt, plus any fees and expenses in connection with such conversion, exchange, redemption, repurchase, prepayment, defeasance or other retirement; and

            (iii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the prepayment, redemption, defeasance, repurchase or other retirement of Senior Subordinated Notes, Additional Subordinated Debt or Existing Subordinated Notes for an aggregate purchase price not to exceed the Available Amount.

            SECTION 6.09. Transactions with Affiliates. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except

            (a) transactions that are at prices and on terms and conditions not less favorable to Holdings, the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,

            (b) (i) transactions between or among the Borrower and the Subsidiary Loan Parties, and (ii) transactions between or among the Borrower and its subsidiaries consistent with past practice and made in the ordinary course,

            (c) any investment permitted under Section 6.04(iv), 6.04(v), 6.04(vii) or 6.04(xiii),

            (d) any Indebtedness permitted under Section 6.01(a)(v) and Section 6.01(a)(xii),

            (e) any Restricted Payment permitted under Section 6.08,

            (f) loans or advances to employees permitted under Section 6.04,

            (g) any lease entered into between the Borrower or any Subsidiary, as lessee, and any of the Affiliates (as of the Effective Date) of the Borrower or entity controlled by such Affiliates, as lessor, which is approved in good faith by a majority of the disinterested members of the Board of Directors of the Borrower,

            (h) so long as no Default described in Section 7.01(b) and no Event of Default has occurred and is continuing, the Borrower may pay, or may pay cash dividends to enable Holdings to pay, (A) customary management, consulting, monitoring or advisory fees to the Sponsor or any Sponsor Affiliates in an aggregate amount not greater than $2,500,000 during any fiscal year (plus any unpaid management, consulting, monitoring or advisory fees within such amount accrued in any prior year) and (B) fees in respect of any financings, acquisitions or dispositions with respect to which the Sponsor or any Sponsor Affiliate acts as an adviser to Holdings, the Borrower or any Subsidiary in an amount not to exceed 2.0% of the value of any such transaction,

            (i) any contribution to the capital of Holdings directly or indirectly by the Permitted Investors or any purchase of Equity Interests of Holdings by the Permitted Investors not prohibited by this Agreement,

            (j) the payment of reasonable fees to directors of Holdings, the Borrower or any Subsidiary who are not employees of Holdings, the Borrower or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of Holdings, the Borrower or any Subsidiary in the ordinary course of business,

            (k) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower's Board of Directors,

            (l) transactions pursuant to agreements set forth on Schedule 6.09 and any amendments thereto to the extent such amendments are not materially less favorable to the Borrower or such Subsidiary Loan Party than those provided for in the original agreements,

            (m) employment and severance arrangements entered into in the ordinary course of business and approved by the Borrower's Board of Directors between a Parent, Holdings, the Borrower or any Subsidiary and any employee thereof,

            (n) all payments made or to be made in connection with the Transactions, including the payment of the Transaction Costs in an aggregate amount not to exceed $133,100,000, and

            (o) payments by the Borrower or any of its Subsidiaries of reasonable insurance premiums to, and any borrowings or dividends received from, any Insurance Subsidiary.

            SECTION 6.10. Restrictive Agreements.

            (a) Subject to clauses (b) through (d) below, neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of

Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary.

            (b) The foregoing clause (a) shall not apply to restrictions and conditions (i) imposed by law or by any Loan Document, Senior Subordinated Notes Document or documentation governing any Additional Subordinated Debt, Additional Senior Debt, or Indebtedness of a Foreign Subsidiary permitted to be incurred under this Agreement (provided that such restrictions shall apply only to such Foreign Subsidiary), (ii) existing on the date hereof identified on Schedule
6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) imposed on any Consolidated Practice by (and for the benefit of) any Loan Party and (v) imposed by any customary provisions restricting assignment of any agreement entered into the ordinary course of business.

            (c) The foregoing clause (a)(i) shall not apply to restrictions or conditions (i) imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (ii) imposed by customary provisions in leases restricting the assignment thereof.

            (d) The foregoing clause (a)(ii) shall not apply to customary provisions in joint venture agreements relating to purchase options, rights of first refusal or call or similar rights of a third party that owns Equity Interests in such joint venture.

            SECTION 6.11. Amendment of Material Documents. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, amend, modify or waive any of its rights under (a) any Senior Subordinated Notes Document, (b) any Existing Subordinated Notes Document, (c) the documentation governing any Additional Subordinated Debt, (d) the documentation governing any Additional Senior Debt or (e) its certificate of incorporation, by-laws or other organizational documents, in each case to the extent such amendment, modification or waiver would be materially adverse to the Lenders.

            SECTION 6.12. Interest Expense Coverage Ratio. The Borrower will not permit the ratio (the "Interest Expense Coverage Ratio") of (a) Consolidated EBITDA to (b) cash interest expense of Holdings and its subsidiaries, in each case for any period of four consecutive fiscal quarters ending on any date set forth below, to be less than the ratio set forth below opposite such date:

       Date                                      Ratio
------------------                            ------------
March 31, 2005                                1.75 to 1.00
June 30, 2005                                 1.75 to 1.00
September 30, 2005                            1.75 to 1.00
December 31, 2005                             2.00 to 1.00

       Date                                      Ratio
------------------                            ------------
March 31, 2006                                2.00 to 1.00
June 30, 2006                                 2.00 to 1.00
September 30, 2006                            2.00 to 1.00
December 31, 2006                             2.00 to 1.00
March 31, 2007                                2.25 to 1.00
June 30, 2007                                 2.25 to 1.00
September 30, 2007                            2.25 to 1.00
December 31, 2007                             2.25 to 1.00
March 31, 2008                                2.50 to 1.00
June 30, 2008                                 2.50 to 1.00
September 30, 2008                            2.50 to 1.00
December 31, 2008                             2.50 to 1.00
March 31, 2009                                2.75 to 1.00
June 30, 2009                                 2.75 to 1.00
September 30, 2009                            2.75 to 1.00
December 31, 2009                             2.75 to 1.00
March 31, 2010                                3.00 to 1.00
June 30, 2010                                 3.00 to 1.00
September 30, 2010                            3.00 to 1.00
December 31, 2010                             3.00 to 1.00
March 31, 2011                                3.00 to 1.00
June 30, 2011                                 3.00 to 1.00
September 30, 2011                            3.00 to 1.00
December 31, 2011                             3.00 to 1.00

            SECTION 6.13. Leverage Ratio. The Borrower will not permit the Leverage Ratio as of any date set forth below to exceed the ratio set forth opposite such date:

       Date                                      Ratio
------------------                            ------------
March 31, 2005                                5.50 to 1.00
June 30, 2005                                 5.50 to 1.00
September 30, 2005                            5.25 to 1.00
December 31, 2005                             5.00 to 1.00

       Date                                      Ratio
------------------                            ------------
March 31, 2006                                4.75 to 1.00
June 30, 2006                                 4.75 to 1.00
September 30, 2006                            4.50 to 1.00
December 31, 2006                             4.50 to 1.00
March 31, 2007                                4.25 to 1.00
June 30, 2007                                 4.25 to 1.00
September 30, 2007                            4.00 to 1.00
December 31, 2007                             4.00 to 1.00
March 31, 2008                                3.75 to 1.00
June 30, 2008                                 3.75 to 1.00
September 30, 2008                            3.50 to 1.00
December 31, 2008                             3.50 to 1.00
March 31, 2009                                3.25 to 1.00
June 30, 2009                                 3.25 to 1.00
September 30, 2009                            3.25 to 1.00
December 31, 2009                             3.25 to 1.00
March 31, 2010                                3.00 to 1.00
June 30, 2010                                 3.00 to 1.00
September 30, 2010                            3.00 to 1.00
December 31, 2010                             3.00 to 1.00
March 31, 2011                                3.00 to 1.00
June 30, 2011                                 3.00 to 1.00
September 30, 2011                            3.00 to 1.00
December 31, 2011                             3.00 to 1.00

            SECTION 6.14. Maximum Capital Expenditures.

            (a) The Borrower will not, nor will it permit any Subsidiary to, incur or make any Capital Expenditures except and as set forth below:

                     Maximum
Fiscal Year    Capital Expenditures
-----------    --------------------
    2005         $50.0 million
    2006         $50.0 million
    2007         $50.0 million
    2008         $50.0 million

                     Maximum
Fiscal Year    Capital Expenditures
-----------    --------------------
    2009         $50.0 million
    2010         $70.0 million
    2011         $70.0 million
    2012         $70.0 million

; provided that (x) in fiscal year 2005 through and including fiscal year 2009, such amounts shall be available only for Maintenance Capital Expenditures and
(y) if the aggregate amount of Capital Expenditures made in any of fiscal year 2010, 2011 or 2012 shall be less than the maximum amount of Capital Expenditures permitted under this Section 6.14 for such fiscal year (including any carryover), then an amount of such shortfall not exceeding 50% of such maximum amount (not including any carryover) may be added to the amount of Capital Expenditures permitted under this Section 6.14 for the immediately succeeding (but not any other) fiscal year.

            (b) The Borrower may make, and may permit the Subsidiaries to make, additional Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) through fiscal year 2009, in an aggregate amount not to exceed $325,000,000 (the "Aggregate Capital Expenditures Amount"), of which (x) no more than $65,000,000 of such Aggregate Capital Expenditures Amount shall be applied in fiscal year 2005 (the "2005 Expenditure") and (y) no more than $113,750,000 of such Aggregate Capital Expenditures Amount shall be applied in any fiscal year thereafter; provided, however, that to the extent that the aggregate amount of Maintenance Capital Expenditures made in fiscal year 2005 pursuant to Section 6.14(a) is less than the amount set forth therein for such fiscal year, the amount of such difference may be used to supplement the 2005 Expenditure.

                                   ARTICLE VII

                                Events of Default

            SECTION 7.01. Events of Default. If any of the following events (any such event, an "Event of Default") shall occur:

            (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section 7.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

            (c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect (except to the extent any such representation or warranty is qualified by "materially," "Material Adverse Effect" or a similar term, in which case such representation or warranty shall prove to have been incorrect in any respect) when made or deemed made;

            (d) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03, 5.04 (with respect to the existence of Holdings and the Borrower), 5.11 or in
      Article VI;

            (e) Holdings, the Borrower or any Subsidiary Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section 7.01), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

            (f) Holdings, the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

            (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets (to the extent not prohibited under this Agreement) securing such Indebtedness;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) Holdings, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph
      (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any formal action for the purpose of effecting any of the foregoing;

            (j) Holdings, the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

            (k) one or more judgments for the payment of money (to the extent not paid or covered by insurance provided by a carrier that has acknowledged its obligation to pay such claim in writing and that has a credit rating of at least "A" by A.M. Best Company, Inc.) in an aggregate amount in excess of $20,000,000 shall be rendered against Holdings, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, the Borrower or any Subsidiary to enforce any such judgment;

            (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $20,000,000 for all periods;

            (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral with a fair value in excess of $5,000,000, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement;

            (n) any Loan Document shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any party thereto;

            (o) the Guarantees of the Obligations by Holdings and the Subsidiary Loan Parties pursuant to the Collateral Agreement shall cease to be in full force and effect (other than in accordance with the terms of the Loan Documents) or shall be asserted by Holdings, the Borrower or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations;

            (p) the Existing Subordinated Notes, the Senior Subordinated Notes, any Additional Subordinated Debt or any Guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of Holdings and the Subsidiary Loan Parties in respect of their Guarantees under the Collateral Agreement, as applicable, as provided in the Existing Subordinated Notes Documents, the Senior Subordinated Notes Documents or the documentation governing any Additional Subordinated Debt, as applicable, or any Loan Party or the holders of at least 25% in aggregate principal amount of the Existing Subordinated Notes, Senior Subordinated Notes or any series of Additional Subordinated Debt shall so assert; or

            (q) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in paragraph (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

            SECTION 7.02. Borrower's Right to Cure.

            (a) Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower fails to comply with the requirement of any Financial Performance Covenant, until the expiration of the fifth Business Day subsequent to the date on which financial statements with respect to the fiscal period for which such Financial Performance Covenant is being measured are required to be delivered pursuant to Section 5.01, Holdings shall have the right to issue Permitted Securities (the "Cure Right"), and upon the receipt by the Borrower of cash (such amount of cash being referred to as the "Cure Amount") pursuant to the exercise by Holdings of such Cure Right, such Financial Performance Covenants shall be recalculated giving effect to the following pro forma adjustments:

            (i) Consolidated EBITDA shall be increased, solely for the purpose of determining the existence of a Default or Event of Default under the Financial Performance Covenants with respect to any period of four consecutive fiscal quarters that includes the fiscal quarter for which the Cure Right was exercised and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

            (ii) if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of all Financial Performance Covenants (including for purposes of Section 4.02), the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenants that had occurred shall be deemed cured for the purposes of this Agreement.

            (b) Notwithstanding anything herein to the contrary, (i) the Cure Amount shall not exceed $30,000,000 and (ii) the Borrower shall apply the Cure Amount to the prepayment of outstanding Revolving Loans, if any; provided that any such prepayment shall not reduce any Lender's Revolving Commitment; provided further that (a) in each four fiscal quarter period there shall be a period of at least one fiscal quarter in which no Cure Right is made, (b) in each eight fiscal quarter period there shall be a period of at least four consecutive fiscal quarters during which no Cure Right is made and (c) the Cure Amount shall be no greater than the amount required to cause Borrower to be in compliance with such Financial Performance Covenant.

            SECTION 7.03. Exclusion of Immaterial Subsidiaries. Solely for the purposes of determining whether a Default has occurred under clause (h) or (i) of Section 7.01, any reference in any such clause to any Subsidiary shall be deemed not to include any Subsidiary affected by any event or circumstance referred to in any such clause that did not, as of the last day of the fiscal quarter of the Borrower most recently ended, have assets with a value in excess of 5% of the consolidated total assets of the Borrower and the Subsidiaries or 5% of the total revenues of the Borrower and the Subsidiaries as of such date; provided that if it is necessary to exclude more than one Subsidiary from clause
(h) or (i) of Section 7.01 pursuant to this Section 7.03 in order to avoid an Event of Default thereunder, all excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the condition specified above is satisfied.

                                  ARTICLE VIII

                                   The Agents

            SECTION 8.01. The Agents. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. For purposes of this Article VIII, all references to the Administrative Agent shall be deemed to be references to both the Administrative Agent and the Collateral Agent.

            The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

            The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 2.05(j) and Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

            The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more subagents appointed by the Administrative Agent. The Administrative Agent and any such subagent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such subagent and to the Related Parties of each Administrative Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

            Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. The Lenders identified in this Agreement as the Syndication Agent and the Documentation Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders. Without limiting the foregoing, neither the Syndication Agent nor the Documentation Agent shall have or be deemed to have a fiduciary relationship with any Lender.

                                   ARTICLE IX

                                  Miscellaneous

            SECTION 9.01. Notices.

            (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (i) if to the Borrower, to Select Medical Corporation, 4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, PA 17055, Attention:
      Michael E. Tarvin (Telecopy No. (717) 975-9981);

            (ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 270 Park Avenue, 4th Floor, New York, New York 10017, Attention of Stephanie Parker (Telecopy No. (212) 270-6637), with a copy to JPMorgan Chase Bank, N.A., Loan and Agency Services, 1111 Fannin Street, 10th Floor, Houston, TX 77002, Attention: Vikki Toller (Telecopy No. (713) 750-
      2782);

            (iii) if to the Issuing Bank, to JPMorgan Chase Bank, N.A., Loan and Agency Services, 1111 Fannin Street, 10th Floor, Houston, TX 77002,
      Attention: Vikki Toller (Telecopy No. (713) 750-2782);

            (iv) if to the Swingline Lender, to JPMorgan Chase Bank, N.A., Loan and Agency Services, 1111 Fannin Street, 10th Floor, Houston, TX 77002,
      Attention: Vikki Toller (Telecopy No. (713) 750-2782);

            (v) if to the Collateral Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services, 1111 Fannin Street, 10th Floor, Houston, TX 77002,
      Attention: Vikki Toller (Telecopy No. (713) 750-2782); and

            (vi) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

            (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

            (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the Administrative Agent (and, in the case of the Administrative Agent, by written notice to the Borrower). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            SECTION 9.02. Waivers; Amendments.

            (a) No failure or delay by the Administrative Agent, the Issuing Bank, the Collateral Agent, the Swingline Lender or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank, the Collateral Agent, the Swingline Lender and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender, the Collateral Agent, the Swingline Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

            (b) Except as provided in Section 2.20 with respect to an Incremental Facility Amendment (or to give effect to any restatement of this Agreement, the substantive terms of which are otherwise permitted hereby), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall

            (i) increase the Commitment of any Lender without the written consent of such Lender,

            (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

            (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Tranche B Term Loan under Section 2.10, the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

            (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender,

            (v) change any of the provisions of this Section 9.02 or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as applicable),

            (vi) release Holdings or any Subsidiary Loan Party from its Guarantee under the Collateral Agreement (except as provided in Section
      9.15 or in the Collateral Agreement) or limit its liability in respect of such Guarantee, without the written consent of each Lender,

            (vii) release all or substantially all the Collateral from the Liens of the Security Documents (except as provided in Section 9.15 or in the Collateral Agreement), without the written consent of each Lender, or

            (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, provided, further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as applicable, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Tranche B Lenders) or the Tranche B Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 9.02(b) if such Class of Lenders were the only Class of Lenders hereunder at the time. In connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all affected Lenders, if the consent of the Supermajority Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (viii) of this Section 9.02(b), the consent of not less than 75% in interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 9.02(b) being referred to as a "Non-Consenting Lender"), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower's request, any assignee that is acceptable to the Administrative Agent shall have the right, with the Administrative Agent's consent, to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Borrower's request, sell and assign to such assignee, at no expense to such Non-Consenting Lender, all the Commitments, Tranche B Term Loans and Revolving Exposure of such Non-Consenting Lender for an amount equal to the principal balance of all Tranche B Term Loans and Revolving Loans (and funded participations in Swingline Loans and unreimbursed LC Disbursements) held by such Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale (including amounts under Sections 2.15, 2.16 and 2.17), such purchase and sale to be consummated pursuant to an executed Assignment and Assumption in accordance with Section 9.04(b) (which Assignment and Assumption need not be signed by such Non-Consenting Lender).

            (c) Notwithstanding the provisions of clause (b), this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Tranche B Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof, and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders. In addition, this Agreement may be amended with the written consent of the Administrative Agent, Holdings, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Tranche B Term Loans (the "Refinanced Term Loans") with a replacement term loan tranche hereunder (the "Replacement Term Loans"); provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (ii) the Applicable Rate for such Replacement Term Loans shall not be higher than the Applicable Rate for such Refinanced Term Loans, (iii) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Tranche B Term Loans) and (iv) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Tranche B Term Loans in effect immediately prior to such refinancing.

            SECTION 9.02A Amendment Fees. In the event that this Agreement is amended at any time on or prior to the date that is one year after the Effective Date and such amendment to this Agreement reduces the Applicable Rate applicable to the Tranche B Term Loans on the Effective Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender (whether or not such Lender consents to such amendment) a fee in an amount equal to 1.00% of such Lender's Tranche B Term Loans outstanding on the effective date of such amendment; provided that no such fee shall be payable if a prepayment fee is payable in accordance with Section 2.12(c) related to such amendment. Notwithstanding the provisions of Section 9.02, this Section 9.02A shall not be waived, amended or modified without the written consent of each Lender adversely affected thereby.

            SECTION 9.03. Expenses; Indemnity; Damage Waiver.

            (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section 9.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

            (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee"), and hold each Indemnitee harmless, from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any actual or alleged Environmental Liability related in any way to the Borrower or any of its Subsidiaries or their respective properties or operations, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

            (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as applicable, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the aggregate Revolving Exposures, outstanding Tranche B Term Loans and unused Commitments at the time.

            (d) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

            (e) All amounts due under this Section 9.03 shall be payable not later than three days after written demand therefor.

            SECTION 9.04. Successors and Assigns.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

            (1) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other assignee;

            (2) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Tranche B Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

            (3) the Issuing Bank, provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Tranche B Term Loan.

            (ii) Assignments shall be subject to the following conditions:

            (1) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of a Tranche B Term Loan, $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consents; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

            (2) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

            (3) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

            (4) the assignee, if it is not already a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

            For purposes of this Section 9.04(b):

            "Approved Fund" means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course and is administered or managed by a Lender or an Affiliate of such Lender.

            (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

            (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

            (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

            (iii) Any Lender may at any time pledge, assign or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge, assignment or grant to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge, assignment or grant of a security interest, provided that no such pledge, assignment or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto.

            SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall have independent significance and be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

            SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The applicable Lender shall notify the Borrower and the Administrative Agent of such setoff or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff or application under this Section 9.08. The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

            (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Borrower or their respective properties in the courts of any jurisdiction.

            (c) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this
Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

            SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or self-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or
(ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower, provided that such source is not actually known by such disclosing party to be bound by an agreement containing provisions substantially the same as those contained in this Section 9.12. For the purposes of this Section 9.12, the term "Information" means all information received from Holdings or the Borrower relating to Holdings or the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower, provided that, in the case of information received from Holdings, the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

            SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

            SECTION 9.14. USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

            SECTION 9.15. Release of Collateral.

            (a) Upon any sale or other transfer by any Loan Party of any Collateral that is permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02 of this Agreement, the security interest in such Collateral shall be automatically released.

            (b) Upon the addition of a Succeeding Holdings and satisfaction by such Succeeding Holdings of the Collateral and Guarantee Requirement, the prior Holdings shall be automatically released from all of its obligations under the Security Documents.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           SELECT MEDICAL CORPORATION,
                                            as the Borrower

                                           By: /s/ Martin F. Jackson
                                               ---------------------------------
                                               Name: Martin F. Jackson
                                               Title: Chief Financial Officer

                                           SELECT MEDICAL HOLDINGS CORPORATION

                                           By: /s/ Martin F. Jackson
                                               ---------------------------------
                                               Name: Martin F. Jackson
                                               Title: Chief Financial Officer

                               [Credit Agreement]

                                           JPMORGAN CHASE BANK, N.A.,
                                            individually and as Administrative
                                             Agent

                                           By: /s/ BRUCE BORDEN
                                               ---------------------------------
                                               Name: BRUCE BORDEN
                                               Title: VICE PRESIDENT

                               [Credit Agreement]

                                           Wachovia Bank, National Association,
                                            as a Lender

                                           By: /s/ Robert Sevin
                                               ---------------------------------
                                               Name: Robert Sevin
                                               Title: Director

                           Select Medical Corporation
                                Credit Agreement

                                           MERRILL LYNCH CAPITAL CORPORATION,
                                            as a Lender

                                           By: /s/ Michael E. O'Brien
                                               ---------------------------------
                                               Name: Michael E. O'Brien
                                               Title: Vice President

                           Select Medical Corporation
                                Credit Agreement

                                           CIBC INC., individually and as
                                           Co-Documentation Agent

                                           By: [ILLEGIBLE]
                                               ---------------------------------
                                               Name: [ILLEGIBLE]
                                               Title: [ILLEGIBLE]

                               (Credit Agreement)

                                           PNC Bank, National Association,
                                           as a Lender

                                           By: /s/ Marie T. Boyer
                                               ---------------------------------
                                               Name: Marie T. Boyer
                                               Title: Vice President

                           Select Medical Corporation
                                Credit Agreement

                                           GENERAL ELECTRIC CAPITAL CORPORATION,
                                            as a Lender

                                           By: /s/ Jeffrey P. Hoffman
                                               ---------------------------------
                                               Name: Jeffrey P. Hoffman
                                               Title: Its Duly Authorized
                                                      Signatory

                           Select Medical Corporation
                                Credit Agreement

                                           Citizens Bank of Pennsylvania,
                                            as a Lender

                                           By: /s/ Joseph N. Butto
                                               ---------------------------------
                                               Name: Joseph N. Butto
                                               Title: Vice President

                           Select Medical Corporation
                                Credit Agreement

                                           ING CAPITAL LLC, as a Lender

                                           By: /s/ Darren J. Wells
                                               ---------------------------------
                                               Name: Darren J. Wells
                                               Title: Managing Director

                           Select Medical Corporation
                                Credit Agreement

                                           The CIT Group/Equipment Financing,
                                            Inc., as a Lender

                                           By: /s/ MARK SAYLOR
                                               ---------------------------------
                                               Name: MARK SAYLOR
                                               Title: VP

                           Select Medical Corporation
                                Credit Agreement

                                       THE ROYAL BANK OF SCOTLAND PLC
                                       BY: RBS SECURITIES CORPORATION AS AGENT,
                                       as a Lender

                                       By: /s/ KAREN BREWER
                                           --------------------------------
                                           Name:  KAREN BREWER
                                           Title: VICE PRESIDENT

                           Select Medical Corporation
                                Credit Agreement

                                       BOLDWATER CREDIT OPPORTUNITIES
                                         MASTER FUND LP, as a Lender

                                       By: Boldwater Capital Management LP, its
                                          Investment Manager

                                       By: /s/ Martin E. Kalisker
                                           --------------------------------
                                           Name:  Martin E. Kalisker
                                           Title: CFO

                           Select Medical Corporation
                                Credit Agreement

                                       KZH SOLEIL-2 LLC, as a Lender

                                       By: /s/ Hi Hua
                                           --------------------------------
                                           Name:  Hi Hua
                                           Title: Authorized Agent

                           Select Medical Corporation
                                Credit Agreement

                                       KZH SOLEIL LLC, as a Lender

                                       By: /s/ Hi Hua
                                           --------------------------------
                                           Name:  Hi Hua
                                           Title: Authorized Agent

                           Select Medical Corporation
                                Credit Agreement

                                       The Bank of Nova Scotia, as a Lender

                                       By: /s/ Robert Mustard
                                           --------------------------------
                                           Name:  Robert Mustard
                                           Title: Management Director

                           Select Medical Corporation
                                Credit Agreement

                                       MFS FLOATING RATE HIGH INCOME FUND,
                                        as a Lender

                                       By: /s/ Philip Robbins
                                           --------------------------------
                                           Name:  Philip Robbins
                                           Title: Vice President

                           Select Medical Corporation
                                Credit Agreement

                                       ERSTE BANK, as a Lender

                                       By: /s/ Paul Judicke
                                           --------------------------------
                                           Name:  Paul Judicke
                                           Title: Director

                                       By: /s/ John Fay
                                           --------------------------------
                                           Name:  John Fay
                                           Title: Director

                           Select Medical Corporation
                                Credit Agreement